                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant / /
Filed by a Party other than the Registrant / /

Check the appropriate box:

/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only
    (as permitted by Rule 14a-6(e)(2))
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Under Rule 14a-12


                       INTERMAGNETICS GENERAL CORPORATION
-----------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


 -----------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/ No fee required
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1) Title of each class of securities to which transaction applies:


       ----------------------------------------------------------------------
    2) Aggregate number of securities to which transaction applies:


       ----------------------------------------------------------------------
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


       ----------------------------------------------------------------------
    4) Proposed maximum aggregate value of transaction:


       ----------------------------------------------------------------------

    5) Total fee paid:


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/ / Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    1) Amount Previously Paid:

    ---------------------------------------------------------------------------
    2) Form, Schedule or Registration Statement No.:

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    3) Filing Party:

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    4) Date Filed:

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


                                      LOGO

                       INTERMAGNETICS GENERAL CORPORATION

                    Notice of Annual Meeting of Shareholders
                                November 14, 2000


TO THE SHAREHOLDERS OF
INTERMAGNETICS GENERAL CORPORATION:

Notice is hereby given that the annual meeting of shareholders of INTERMAGNETICS GENERAL CORPORATION (the "Company") will be held at the Company's CORPORATE HEADQUARTERS, 450 Old Niskayuna Road, Latham, New York on November 14, 2000, at 3:00 p.m. local time, for the following purposes:

     1.    To elect four directors;

     2.    To approve the 2000 Stock Option and Stock Award Plan;

     3.    To approve the 1999 Executive Stock Purchase Plan; and

     4. To transact such other business as may properly come before the meeting or any adjournments thereof.

Tours of the Company's Headquarters and its new IGC-SuperPower, LLC facility will be available beginning at 1:00 p.m.

Only shareholders of record as of the close of business on October 4, 2000 are entitled to notice of the annual meeting and to vote at the annual meeting and any adjournments thereof.

                                         By order of the Board of Directors,


                                         KATHERINE M. SHEEHAN
                                         Corporate Secretary

Latham, New York
September 25, 2000


               REGARDLESS OF WHETHER OR NOT YOU PLAN TO ATTEND THE
             MEETING, YOU ARE URGED TO COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED, WHICH REQUIRES
                   NO POSTAGE IF MAILED IN THE UNITED STATES.

                       INTERMAGNETICS GENERAL CORPORATION

                             450 Old Niskayuna Road
                                  P.O. Box 461
                             Latham, New York 12110


                                 PROXY STATEMENT

                       2000 Annual Meeting of Shareholders


         This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Intermagnetics General Corporation (the "Company", "we", "our" or "us") for use at the 2000 annual meeting of shareholders, and at any adjournments thereof. The annual meeting is scheduled to be held at our CORPORATE HEADQUARTERS, 450 Old Niskayuna Road, Latham, New York on November 14, 2000, at 3:00 p.m. local time. Tours of our Headquarters and our IGC-SuperPower, LLC facility will be available beginning at 1:00 p.m. This proxy statement and the accompanying proxy will be distributed to shareholders on or about October 13, 2000.

         The cost of solicitation of proxies will be borne by the Company. In addition to the use of the mails, proxies may be solicited by telephone by our officers and directors and a small number of regular employees who will not be specially compensated for such services. We will also request banks and brokers to solicit proxies from their customers, where appropriate, and will reimburse such persons for reasonable expenses incurred in that regard.

         Our annual report on Form 10-K (excluding exhibits) for the fiscal year ended May 28, 2000, was mailed with this proxy statement but does not constitute a part of this proxy statement.

         On February 7, 2000, we appointed PricewaterhouseCoopers LLP as our independent accountants. We expect PricewaterhouseCoopers will continue to serve as our independent accountants during the current fiscal year. We have asked that a representative of PricewaterhouseCoopers attend the 2000 annual meeting of shareholders. This representative will have an opportunity to make a statement, if he or she desires, and will be available to respond to appropriate shareholder questions.

                              VOTING AT THE MEETING

         Common Stock holders of record at the close of business on October 4, 2000 are entitled to vote at the meeting. As of September 20, 2000, there were 15,232,273 shares of Common Stock outstanding.

         The Company presently has no other class of stock outstanding and entitled to be voted at the meeting. The attendance in person or by proxy of shareholders holding one-third of all votes entitled to be cast will constitute a quorum.

         Shares cannot be voted at the meeting unless the holder of record is present in person or by proxy. You may use the enclosed proxy to authorize the voting of your shares at the meeting. The shares of Common Stock represented by each properly executed proxy will be voted at the meeting in accordance with each shareholder's directions. If any other matters are properly presented to the meeting for action, the proxy holders will vote the proxies (which confer discretionary authority to vote on such matters) in accordance with their best judgment.

         The four directors will be elected through cumulative voting by a plurality of the votes cast. Accordingly, you may multiply the number of shares held by you as of October 4, 2000 by four and cast all votes for a single director or distribute your votes among the four directors standing for election. On all other matters to be voted upon by the shareholders, each share of record is entitled to one vote.

         Under rules promulgated by the Securities and Exchange Commission (the "SEC"), boxes and a designated blank space are provided on the proxy card for shareholders to mark if they wish to withhold authority to vote for one or more nominees for director. Votes withheld in connection with the election of one or more of the nominees for director will not be counted as votes cast for such individuals.

         Abstentions may be specified on the proposals to approve the Company's 2000 Stock Option and Stock Award Plan and 1999 Executive Stock Purchase Plan, and will be counted as present for these items. Since these plans require the approval of the holders of a majority of shares of the Common Stock represented at the meeting, abstentions will have the effect of a negative vote.

         Please specify your choice(s) by marking the appropriate boxes on the enclosed proxy card. If you submit a proxy with no choice specified, the shares will be voted as recommended by the Board of Directors. Brokerage firms that are members of the New York Stock Exchange or the American Stock Exchange and hold shares in street name for customers have the authority under the exchange rules to vote in their discretion on behalf of their clients on matters which the exchanges determine to be routine, provided their clients have not furnished voting instructions within ten days of the shareholders' meeting.

         Execution of the accompanying proxy will not affect your right to attend the meeting and vote in person. You may revoke your proxy by giving written or oral notice of revocation to our Corporate Secretary, or by delivering a subsequently executed proxy, at any time before the proxy is voted.

                                  Special Note

         Your proxy vote is important. Accordingly, you are asked to complete, sign and return the accompanying proxy card whether or not you plan to attend the meeting. If you plan to attend the meeting to vote in person and your shares are registered with the Company's transfer agent in the name of your broker or bank, you must secure a legal proxy from your broker or bank assigning voting rights to you for your shares.

                                  PROPOSAL ONE
                              ELECTION OF DIRECTORS

         Our Restated Certificate of Incorporation classifies the Board of Directors into two classes having staggered terms of two years each. The Board of Directors fixes the number of directors that will serve on the Board through a majority vote of the then existing directors. The Board currently consists of nine members, but the Board has decided to reduce the number of directors to eight, effective after the Annual Meeting.

         The Board has nominated the following individuals to serve as directors for a two-year term ending in 2002: John M. Albertine, Glenn H. Epstein, James
S. Hyde and Carl H. Rosner. All of the nominees currently serve as directors of the Company. Dr. Edward E. David, whose term expires at the Annual Meeting, will not seek re-election to the Board. Dr. David has served as a Director since 1987 and we thank him for his outstanding service to the Company.

         The nominees have consented to be named and to serve if elected. Unless otherwise indicated on the proxy card, proxies received will be voted for the election of the nominees. The Board believes all nominees will be able to serve as directors. If this should not be the case, however, the proxies may be voted for a substitute nominee to be designated by the Board of Directors. Shareholders may vote cumulatively for any or all of the nominees or their substitutes. It is the Company's intention to have the proxy holders exercise cumulative voting rights to elect the maximum number of the nominees or their substitutes. Your Board of Directors unanimously recommends a vote FOR each nominee.

Requirements for Advance Notification of Nominations

         Under the Company's Restated Certificate of Incorporation (Article SIXTH), a director may not be elected unless the name of the nominee, the nominee's consent, and information concerning the nominee's present and prior occupations and transactions with the Company or its subsidiaries are filed with our Corporate Secretary no later than the time fixed in the by-laws.

         Section 2.03(b) of our by-laws provides that any shareholder entitled to vote for the election of directors at a meeting may nominate a director for election if written notice of the nomination is received by the Company's Corporate Secretary not less than 14 days nor more than 50 days prior to any meeting of the shareholders called for the election of directors, with certain exceptions. This section does not apply to nominations for which proxies are solicited under applicable regulations adopted by the SEC under the Securities Exchange Act of 1934 (the "Exchange Act"). The notice must contain, or be accompanied by, the following:

         (a) the name and address of the shareholder who intends to make the nomination;

         (b) a representation that the shareholder is a holder of record of the Company's voting stock and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

         (c) such information regarding each nominee as would be required in a proxy statement filed pursuant to the SEC's proxy rules had proxies been solicited with respect to the nominee by the Company's Board of Directors;

         (d) a description of all arrangements or understandings among the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; and

         (e) the consent of each nominee to serve as director of the Company if so elected.

         Pursuant to the above requirements, our Corporate Secretary must receive appropriate notices for nominations of directors no later than October 26, 2000.

Information Regarding Nominees for Election as Directors and Regarding Continuing Directors


                NOMINEES FOR ELECTION FOR TERMS EXPIRING IN 2002

                                       Principal Occupations During                        Year First
                                       the Past Five Years and                             Became
Name of Director              Age      Certain Directorships                               Director
----------------              ---      ---------------------                               --------
John M. Albertine             56       Chairman and CEO of Albertine Enterprises, Inc.     1996
                                       (an economic forecasting and public policy firm)
                                       and Chairman of Albertine Industries (a merchant
                                       banking firm), since 1990; director of Semco
                                       Energy Inc. and Fortel Inc.

Glenn H. Epstein              42       President (since May 5, 1997) and Chief Executive   1998
                                       Officer (since June 1, 1999) of the Company; prior
                                       to that, Mr. Epstein worked for Oxford Instruments
                                       Group, plc, most recently as President of Nuclear
                                       Measurements Group, Inc. (a wholly-owned
                                       subsidiary of Oxford Instruments, plc).

James S. Hyde                 68       Professor of Biophysics at the Medical College of   1997
                                       Wisconsin since 1975.

Carl H. Rosner                71       Chairman of the Company since its formation in      1971
                                       1971 and Chief Executive Officer from early in
                                       1984 until his retirement as CEO effective May 31,
                                       1999; director of Ultralife Batteries, Inc.


               CONTINUING DIRECTORS SERVING TERMS EXPIRING IN 2001

                                       Principal Occupations During                        Year First
                                       the Past Five Years and                             Became
Name of Director              Age      Certain Directorships                               Director
----------------              ---      ---------------------                               --------
Joseph C. Abeles              85       Private investor; director of Bluegreen             1986
                                       Corporation, Ultralife Batteries, Inc. and IGENE
                                       Biotechnology, Inc.


                                       Principal Occupations During                        Year First
                                       the Past Five Years and                             Became
Name of Director              Age      Certain Directorships                               Director
----------------              ---      ---------------------                               --------
Thomas L. Kempner             73       Chairman and Chief Executive Officer, Loeb          1988
                                       Partners Corporation, an investment banking firm;
                                       director Alcide Corporation, CCC Information
                                       Services Group, Inc., FuelCell Energy, Inc.,
                                       Evercel, Inc., IGENE Biotechnology, Inc., Insight
                                       Communications Company, Inc., Northwest Airlines,
                                       Inc. (Emeritus), and Roper Starch Worldwide, Inc.

Stuart A. Shikiar             54       President, Shikiar Asset Management, Inc., which    1995
                                       is a registered investment advisory company.

Sheldon Weinig                72       Adjunct Professor, Columbia University and State    1993
                                       University of New York at Stony Brook; former Vice
                                       Chairman of Sony Engineering & Manufacturing of
                                       America ("Sony"); former Chairman of Materials
                                       Research Corporation (Materials Research
                                       Corporation was acquired by Sony); director of
                                       Insituform Technology Inc.

General Information Concerning the Board of Directors and its Committees

         The Board of Directors met on seven (7) occasions in the fiscal year ended May 28, 2000. Our by-laws provide that the Board, by resolution adopted by a majority of the entire Board, may designate an Executive Committee or other committees, each of which shall consist of three or more directors. The Board of Directors annually elects from its members the Compensation, Audit, Nominating and Business Development Committees. During the last fiscal year, each director, except Mr. Kempner, attended at least 75% of the aggregate of the meetings of the Board of Directors and the committee or committees on which he served. Mr. Kempner attended 54% of the aggregate of the meetings of the Board of Directors and the committee on which he served.

         Compensation Committee. The Compensation Committee is presently composed of Messrs. Albertine, Hyde, Kempner, Shikiar and Weinig (Committee Chairman). The Compensation Committee reviews the recommendations of the Company's Chief Executive Officer as to the appropriate level of compensation for the Company's principal executive officers and certain other key personnel and to recommend to the Board of Directors the compensation of the Chief Executive Officer. The Compensation Committee also oversees the Company's Incentive Bonus Program and grants options under the Company's stock option plan. (See "Executive Compensation.") This Committee met six (6) times during fiscal year 2000.

         Audit Committee. The Audit Committee is presently composed of Messrs. Abeles, David, Weinig and Albertine (Committee Chairman). This Committee meets with the Company's independent accountants to review the scope of auditing procedures and the Company's accounting procedures and controls. The Committee also provides general oversight with respect to the accounting principles employed in the Company's financial reporting. The Audit Committee met once during fiscal year 2000.

         Nominating Committee. The Nominating Committee is presently composed of Messrs. Abeles, Hyde, Rosner and Shikiar (Committee Chairman). This Committee, in addition to the entire Board of Directors, considers candidates for director of the Company. The Nominating Committee also considers nominees recommended by shareholders. Shareholders desiring to submit the name of, and any pertinent data with respect to, a nominee should send this information in writing to the Chairman of the Nominating Committee, in care of the Company. The Nominating Committee met once during fiscal year 2000.

         Business Development Committee. The Business Development Committee is presently composed of Messrs. Abeles, David, Epstein, Weinig and Hyde (Committee Chairman). This Committee meets to discuss developments and opportunities related to the Company's business and provides oversight for the Company's strategic planning. The Business Development Committee met once during fiscal year 2000.

Director Remuneration

         Under a plan adopted by the Board of Directors on January 26, 2000, the Company's non-employee Directors may elect each calendar year to be paid in Company Common Stock or cash. The plan has a five-year term and a director must retain 75% of the stock he receives under the plan until (a) expiration of his term as a director, or (b) expiration of the plan. For calendar year 2000 all non-employee directors elected to be paid in stock (2,500 shares). Prior to January 1, 2000, non-employee Directors received $750 per month and a fee of $1,000 for each Board meeting attended. Non-employee directors also received a fee of $500 for participation by telephone in any special meeting of the Board. Committee members who attended scheduled committee meetings not held on the day of a scheduled Board meeting were reimbursed $500 for attendance/participation. Prior to January 1, 2000, the Chairman of the Board of Directors received $1,875 per month plus $500 for special meetings and committee meetings not held on the day of a scheduled Board meeting. The Chairman did not receive a fee for regular meetings of the Board of Directors.

         Pursuant to the Company's 1990 Stock Option Plan, each non-employee director receives, without the exercise of any discretion by any person, non-qualified stock options to purchase 2,303 shares of Common Stock as of the first business day of each calendar quarter for each year that the 1990 Stock Option Plan remains in existence. All options granted to non-employee directors have a term of five years and become exercisable in three installments on the first, second and third year anniversaries of the date of grant. The option exercise price per share is equal to the fair market value of a share of Common Stock as of the date of grant and the options have a term of five years from the date of grant.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information with respect to shares of Common Stock beneficially owned by each director and nominee for director, by each of the executive officers named in the Summary Compensation Table, by all directors and executive officers as a group, and by persons to our knowledge who own 5% or more of our Common Stock. This information has been provided by each of the directors and executive officers as of July 15, 2000, and does not include shares held by participants in the IGC Savings Plan, because such shares are not beneficially owned by participants as that term is defined in Section 13d-3 of the General Rules and Regulations under the Exchange Act. This information does include shares subject to stock options and similar rights held by each individual or group to the extent such rights are exercisable within 60 days of the date as to which information is provided.

                                                     Number of Shares                   Percentage of
Beneficial Owner                                    Beneficially Owned(1)                 Class(2)
----------------                                    ---------------------               --------------
Carl H. Rosner(3)                                            635,550                         4.5
Joseph C. Abeles(4)                                          330,346                         2.4
Glenn H. Epstein(5)                                          303,529                         2.2
Richard J. Stevens(6)                                        155,811                         1.1
Thomas L. Kempner(7)                                         142,735                         1.0
Michael C. Zeigler(8)                                        124,807                         0.9
James S. Hyde(9)                                             106,857                         0.8
Leo Blecher(10)                                               72,373                         0.5
Stuart A. Shikiar(11)                                         41,256                         0.3
Sheldon Weinig(12)                                            35,057                         0.3
David W. Dedman(13)                                           24,709                         0.2
John M. Albertine(14)                                         22,443                         0.2
Edward E. David, Jr. (15)                                     14,747                         0.1
All executive officers and directors as a
group (15 persons) (16)                                    2,049,171                        14.0

Dimensional Fund Advisors Inc. (17)                          875,670                         6.4

(1) Nature of ownership consists of sole voting and investment power unless otherwise indicated. The share numbers in this table have been adjusted to reflect a 3% stock dividend distributed by the Company on August 25, 2000 to all shareholders of record as of August 4, 2000.

(2) The percentage for each individual or group is based on the aggregate of the shares outstanding as of July 15, 2000, which was 13,786,903 (adjusted to reflect the 3% stock dividend), and all shares issuable to such individual or group upon the exercise of outstanding stock options or similar rights to the extent such rights are exercisable within 60 days of such date.

(3) Includes 30,371 shares held by Mr. Rosner's spouse, as to which shares Mr. Rosner disclaims beneficial ownership. Also includes presently exercisable options to purchase 273,019 shares.

(4) Includes 28,217 shares held by Mr. Abeles' spouse, as to which shares Mr. Abeles disclaims beneficial ownership. Also includes presently exercisable options to purchase 27,633 shares.

(5)      Includes presently exercisable options to purchase 252,950 shares.

(6)      Includes presently exercisable options to purchase 18,134 shares.

(7) Includes 60,570 shares held by trusts of which Mr. Kempner is a trustee. Mr. Kempner disclaims beneficial ownership as to 34,433 of such shares. Also includes presently exercisable options to purchase 27,633 shares.

(8) Includes 11,569 shares held by Mr. Zeigler's spouse as to which Mr. Zeigler disclaims beneficial ownership. Also includes presently exercisable options to purchase 77,416 shares.

(9)      Includes presently exercisable options to purchase 6,907 shares.

(10)     Includes presently exercisable options to purchase 47,403 shares.

(11) Includes presently exercisable options to purchase 25,330 shares and the right to convert $185,000 of the Company's convertible debentures at a price of $13.856 per share (13,351 shares).

(12)     Includes presently exercisable options to purchase 27,633 shares.

(13)     Includes presently exercisable options to purchase 1,030 shares.

(14)     Includes presently exercisable options to purchase 16,118 shares.

(15)     Includes presently exercisable options to purchase 2,304 shares.

(16) Includes convertible debentures, presently exercisable options to purchase 819,079 shares, and includes certain shares as to which beneficial ownership is disclaimed.

(17) Based solely on Schedule 13G filed by Dimensional Fund Advisors Inc. and dated February 4, 2000, which we have adjusted for the Company's 3% stock dividend distributed on August 25, 2000.

                                  PROPOSAL TWO
               APPROVAL OF THE INTERMAGNETICS GENERAL CORPORATION
                     2000 STOCK OPTION AND STOCK AWARD PLAN

Proposed Plan

         On July 26, 2000, our Board of Directors approved the Intermagnetics General Corporation 2000 Stock Option and Stock Award Plan (the "2000 Plan"), subject to shareholder approval. The Board reserved 700,000 shares of our Common Stock for the 2000 Plan. The 2000 Plan will provide our employees, consultants and non-employee directors with the opportunity to receive grants of stock options and stock awards.

         The 2000 Plan is intended to replace the Company's 1990 Stock Option Plan, which expires on December 14, 2000. Our Board believes it is in the Company's best interest to adopt the 2000 Plan as a tool for attracting and retaining highly qualified employees, consultants and non-employee directors. We are asking our shareholders to approve and adopt the 2000 Plan.

Vote Required for Approval

         The vote of a majority of the shares of the Common Stock represented at the annual meeting and entitled to vote, in person or by proxy, is required to approve the 2000 Plan. Abstentions may be specified on the proposal and will be considered present at the meeting, but will not be counted as affirmative votes. Abstentions, therefore, will have the practical effect of voting against the proposal because the affirmative vote of a majority of the shares present at the meeting and entitled to vote with respect to this matter is required to approve the proposal.

Description of the 2000 Plan

         The following description of the 2000 Plan is qualified in its entirety by reference to the 2000 Plan document, attached as Exhibit A to this Proxy Statement.

         The 2000 Plan will have a ten year term. The number of shares of Common Stock authorized for issuance under the 2000 Plan is 700,000 shares. Shares subject to options granted under the 2000 Plan that expire or are canceled, surrendered or terminated for any reason will be available for new grants under the 2000 Plan. The 2000 Plan limits the aggregate number of shares for which options or stock awards may be granted to any person during any calendar year to 350,000 shares. The Compensation Committee may adjust these limits, as well as the number of shares covered by outstanding grants, and the price per share of outstanding grants if there is any change in the number or class of our shares because of a stock dividend, stock split, merger, reclassification, or other similar changes in our stock.

         Employees and consultants of Intermagnetics and our subsidiaries, including employees who are officers or members of our Board, and our non-employee directors will be eligible to receive grants under the 2000 Plan. There are approximately six hundred employees (including seven executive officers) and seven non-employee directors eligible to receive grants under the Plan. No options or other awards have been granted under the Plan.

         The 2000 Plan provides for automatic grants to our non-employee directors, unless the Board determines otherwise. Each calendar quarter, each non-employee director will automatically receive, subject to availability of shares under the 2000 Plan, options to purchase 2,303 shares of our stock. These options will have an exercise price equal to the fair market value of the shares on the date of grant. They will become exercisable in three equal installments on the first, second and third anniversaries of the date of grant and will have a ten-year term. These options will become fully exercisable upon a change of control.

         The Compensation Committee will administer the 2000 Plan. The 2000 Plan gives the Compensation Committee the authority to interpret the 2000 Plan, to prescribe, amend and rescind rules and regulations relating to the 2000 Plan, to determine the terms and provisions of grant instruments under the 2000 Plan and to make all other determinations necessary or advisable for the administration of the 2000 Plan. The 2000 Plan confers discretion on the Compensation Committee to select employees and consultants to receive options and to determine whether non-employee directors will receive grants instead of or in addition to the automatic grants.

         The 2000 Plan permits grants of incentive stock options, nonqualified stock options and stock awards. Incentive stock options may be granted only to employees. Nonqualified stock options may be granted to employees, consultants and non-employee directors. The Compensation Committee will determine the exercise price underlying each option. The exercise price for nonqualified stock options may not be less than 85% of the fair market value of our shares on the date of grant. The exercise price for incentive stock options may not be less than 100% of the fair market value of our shares on the date of grant and the exercise price of an incentive stock option granted to a 10% shareholder may not be less than 110% of the fair market value of our shares on the date of grant.

         Options will become exercisable according to the number of installments and the installment dates determined by the Compensation Committee and specified in the grant instrument. The Compensation Committee will determine the term of each option, up to a maximum ten-year term. The term of an incentive stock option granted to an employee who owns more than 10% of our stock may not exceed five years from the date of grant. Options may be exercised while the grantee is an employee, consultant or non-employee director or within a specified period after the grantee's termination of employment or service.

         Grantees may pay the exercise price of an option (i) in cash, (ii) if permitted in the grant instrument, by surrender of shares of our stock owned by the grantee, or (iii) by payment through a broker pursuant to procedures permitted by regulation T of the Federal Reserve Board. A grantee who uses shares of our stock to pay the exercise price of an option must have held the shares for the requisite period of time to avoid adverse accounting consequences.

         The Compensation Committee may issue shares of our stock as stock awards to employees, consultants and non-employee directors, subject to restrictions or no restrictions. Unless the Compensation Committee determines otherwise, during the restriction period, grantees will have the right to vote shares of stock awards and to receive dividends or other distributions paid on the shares. Unless the Compensation Committee determines otherwise, if a grantee's employment or service terminates during the restriction period or if any other conditions are not met, the stock awards will terminate as to all shares on which restrictions are still applicable, and the shares must be immediately returned to us.

         The Compensation Committee may determine that stock awards granted to an employee will be considered performance-based compensation (see "Tax Deductibility under Section 162(m)" below). If an employee is granted a stock award that is intended to be performance-based compensation, the grant or vesting of the stock award will be contingent on our achieving performance goals designated by the Compensation Committee.

         The Compensation Committee will establish the performance goals, the performance period during which the goals must be met, the threshold, target and maximum amounts that may be paid if the performance goals are met, and any other conditions the Compensation Committee deems appropriate. The performance goals will be established in writing at the beginning of the performance period and will be based on one or more of the following objective criteria: stock price, earnings per share, net earnings, operating earnings, return on assets, shareholder return, return on equity, growth in assets, unit volume, sales, market share or strategic business criteria consisting of one or more objectives based on meeting specified revenue goals, market penetration goals, geographic business expansion goals, cost targets or goals relating to acquisitions or divestitures.

         The performance goals may relate to the grantee's business unit or the performance of Intermagnetics and our subsidiaries as a whole, or any combination. If the performance goals for a performance period are not met, the grants subject to the performance goals will not be made or will be forfeited. The Compensation Committee may provide for the accelerated vesting or grant of stock awards in the event of death, disability, or other circumstances. If stock awards are granted as performance-based compensation, not more than 350,000 shares of our stock may be granted to an employee under the stock awards for any calendar year during the performance period.

         All options granted under the 2000 Plan become fully exercisable upon a "change in control." The 2000 Plan defines change in control to mean the occurrence of any of the following: (i) any person is or becomes a beneficial owner, directly or indirectly, of securities representing 30% or more of the voting power of our then outstanding securities; (ii) during any period of two consecutive calendar years, there is a change of 25% or more in the composition of our Board in office at the beginning of the period, except for changes approved by at least two-thirds of the directors then in office who were directors at the beginning of the period; or (iii) our shareholders approve a merger or consolidation with another corporation (other than a merger with a subsidiary or a merger in which we survive and our outstanding voting stock is not converted or our shareholders have substantially the same proportionate interest in the voting stock of the surviving corporation or its parent as they did immediately prior to the merger), a disposition of substantially all of our assets, or a liquidation or dissolution. As long as a change in control within the meaning of clause (ii) has not occurred, the Board may determine, by a two-thirds vote of the continuing directors, that an event described in items
(i) or (iii) shall not constitute a change in control.

         Grants under the 2000 Plan may not be transferred except upon the grantee's death, or, in the case of a nonqualified stock option, to a grantee's family members or to a trust that benefits the grantee's family members.

         The Board may amend or terminate the 2000 Plan at any time. However, the Board may not make any amendment without shareholder approval if approval is required under the applicable provisions of the Internal Revenue Code or other applicable laws or regulations. If stock awards are designated as performance-based compensation, the shareholders must reapprove the 2000 Plan not later than the first shareholders meeting following the fourth anniversary of the shareholders' approval of the 2000 Plan. The 2000 Plan will terminate on July 26, 2010, unless the Board terminates the 2000 Plan earlier.

Federal Income Tax Consequences

         The current federal income tax consequences of grants under the 2000 Plan are generally described below. This description of tax consequences is not a complete description, and is based on the Internal Revenue Code as presently in effect, which is subject to change, and does not purport to be a complete description of the federal income tax aspects of the options and stock awards under the 2000 Plan.

         Incentive Stock Options. An optionee who receives incentive stock options generally incurs no federal income tax liability at the time of the grant or upon the exercise of the options. However, the difference between the value of our stock at the date of exercise and the exercise price will be an item of tax preference that may give rise to alternative minimum tax liability at the time of exercise. If the optionee does not dispose of the shares before the date that is two years from the date of grant and one year from the date of exercise, the difference between the exercise price and the amount realized upon disposition of the shares will constitute long term capital gain or loss, as the case may be. Assuming both holding periods are satisfied, no deduction will be allowable to us for federal income tax purposes in connection with the option. If, within two years from the date of grant or within one year from the date of exercise, the holder of shares acquired upon exercise of an incentive stock option disposes of the shares, the optionee will generally realize ordinary compensation income at the time of the disposition equal to the difference between the exercise price and lesser of the fair market value of the shares on the date of exercise or the amount realized on the disposition. The amount realized upon such a disposition will generally be deductible by us for federal income tax purposes.

         Nonqualified Stock Options. An optionee will not be subject to federal income tax upon the grant of a nonqualified stock option. Upon the exercise of a nonqualified stock option, the optionee will recognize ordinary compensation income in an amount equal to the excess, if any, of the then fair market value of the shares acquired over the exercise price. We will generally be able to take a deduction with respect to this compensation income for federal income tax purposes. The optionee's tax basis in the shares acquired will equal the exercise price plus the amount taxable as compensation to the optionee. Upon a sale of the shares acquired upon exercise, any gain or loss is generally long-term or short-term capital gain or loss, depending on how long the shares are held. The required holding period for long-term capital gain is presently more than one year. The optionee's holding period for shares acquired upon exercise will begin on the date of exercise.

         Stock Awards. If a grantee receives an unrestricted stock award, the grantee will recognize compensation income upon the grant of the stock award. If a grantee receives a restricted stock award, the grantee normally will not recognize taxable income until the stock is transferable by the grantee or no longer subject to a substantial risk of forfeiture, whichever occurs earlier. When the stock is either transferable or no longer subject to a substantial risk of forfeiture, the grantee will recognize compensation income in an amount equal to the fair market value of the shares (less any amount paid for such shares) at that time. A grantee may, however, elect to recognize ordinary compensation income in the year a restricted stock award is granted in an amount equal to the fair market value of the shares (less any amount paid for the shares) at that time, determined without regard to the restrictions. We will generally be entitled to a corresponding deduction at the same time, and in the same amount, as the grantee recognizes compensation income with respect to the stock award. Any gain or loss recognized by the grantee upon the subsequent disposition of the shares will be capital gain or loss.

         Tax Deductibility Under Section 162(m). Section 162(m) of the Internal Revenue Code disallows a public company's deductions for employee compensation exceeding $1,000,000 per year for the chief executive officer and the four other most highly compensated executive officers. Section 162(m) contains an exception for performance-based compensation that meets specific requirements. The 2000 Plan is intended to permit stock options granted under the Plan, and stock awards that are designated as performance based compensation, to qualify as performance-based compensation and be exempt from the $1,000,000 deduction limit.

         Withholding. We have the right to deduct from all grants paid in cash or other compensation any taxes required to be withheld with respect to grants to employees under the 2000 Plan, or we may require that the grantee make other provisions to satisfy our withholding obligation. An employee grantee may elect to have withheld from the shares issuable with respect to an option or stock award shares with a value equal to the minimum required withholding amount, or may elect to tender previously owned shares with a value equal to the required tax withholding amount.

Accounting Consequences

         With respect to accounting considerations, there is a charge to earnings in connection with the grant of an option to a consultant. Generally, there is no charge to earnings in connection with the grant of an option to an employee or a non-employee director if the exercise price of the option is at least equal to the fair market value of the shares at the date of the grant and other requirements are met. If, however, the exercise price of the option is less than the fair market value of the shares on the date of grant, there will be a charge to earnings as the option becomes exercisable. Generally, grants of stock awards and performance-based stock compensation would result in a charge to earnings.

         The calculation of fully diluted earnings per share will be affected by options granted under the 2000 Plan as a result of the increase in the number of outstanding shares of our stock. This calculation reflects the potential dilutive effect, using the treasury stock method, of outstanding stock options even though the stock options have not yet been exercised.

Grants Under the Plan

         Because grants may be made to employees, consultants and non-employee directors from time to time by the Compensation Committee in its discretion, the discretionary grants that may be received in the future by participants in the 2000 Plan are not presently determinable. If the 2000 Plan is approved by shareholders, all current non-employee directors will automatically receive a grant for 2,303 shares as of January 1, 2001. As of September 21, 2000, the last reported price of our stock as reported on the American Stock Exchange was 21.8125.


YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE 2000 STOCK OPTION AND STOCK AWARD PLAN.

                                 PROPOSAL THREE
               APPROVAL OF THE INTERMAGNETICS GENERAL CORPORATION
                       1999 EXECUTIVE STOCK PURCHASE PLAN

Proposed Plan

         The Board has established Stock Ownership Guidelines for our executives as a means of encouraging executives' ownership of our stock and aligning the interest of our executives with those of our shareholders. In order to assist executives in meeting these guidelines, the Board adopted the Intermagnetics General Corporation 1999 Executive Stock Purchase Plan (the "1999 Plan") on November 9, 1999. The 1999 Plan provides certain executives of Intermagnetics with the opportunity to receive stock acquisition loans, which are used to purchase shares of our stock on the open market.

         We are asking our shareholders to ratify and approve the 1999 Plan at the annual meeting. While shareholder approval is not required to continue the 1999 Plan, shareholder approval will provide us with added flexibility in securing the stock acquisition loans and restricting the executive from encumbering shares purchased with loan proceeds.

Vote Required for Approval

         The vote of a majority of the shares of the Common Stock represented at the annual meeting and entitled to vote, in person or by proxy, is required to approve the 1999 Plan. Abstentions may be specified on the proposal and will be considered present at the meeting, but will not be counted as affirmative votes. Abstentions, therefore, will have the practical effect of voting against the proposal, because the affirmative vote of a majority of the shares present at the meeting and entitled to vote with respect to this matter is required to approve the proposal.

Description of the 1999 Plan

         The following description of the 1999 Plan is qualified in its entirety by reference to the 1999 Plan document, attached as Exhibit B to this Proxy Statement.

         Our Compensation Committee or an administrative committee, consisting of our Chief Executive Officer and an outside director or directors appointed by the Compensation Committee, selects executives to participate in the 1999 Plan. The administrative committee administers the 1999 Plan. The administrative committee determines each executive's participation level, interprets the 1999 Plan, determines the terms of an executive's repayment obligation, and makes all other determinations necessary to administer the 1999 Plan.

         Each selected executive is eligible to receive a stock acquisition loan in an amount determined by the administrative committee. As of September 22, 2000 there are twenty-one executives who are eligible to participate in the Plan. The number of shares that may be acquired by each executive is based on the following multiples of base salary: (i) for the Chief Executive Officer and the executives who report directly to the Chief Executive Officer: 1-2 times of base salary, and (ii) for other executives: 0.66-2 times of base salary. Each executive uses the proceeds of a stock acquisition loan to purchase our stock on the open market. If two or more executives obtain stock acquisition loans with the same maturity date, we will arrange for the purchase of shares with the proceeds of the loans through a broker.

         We will either facilitate the executive's receipt of a stock acquisition loan through a bank or we will make the loan directly to the executive. If an executive receives a stock acquisition loan from a bank, we will guarantee the loan, provided that the value of the loan does not exceed the fair market value of the shares purchased and commissions. In fiscal year 2000, we made stock acquisition loans directly to the executives.

         We anticipate that the executives will be required to make interest only payments during the five year term of a stock acquisition loan. The loan may be pre-paid at any time. All loans will be full recourse against the executive. The lending bank will establish the rate of interest on a stock acquisition loan, or, if we make the loan, the rate of interest will be based on our cost of funds.

         During the term of a stock acquisition loan, the executive may only sell, transfer or assign up to 33 1/3% of the shares purchased with the proceeds of the stock acquisition loan or such other amount as the committee may permit in the event of a financial hardship. During their employment with us, executives are in any event expected to hold sufficient shares to satisfy our Stock Ownership Guidelines.

         At the time we make a stock acquisition loan or provide a guarantee, or at any time thereafter, we may require an executive to pledge part or all of the stock purchased with the proceeds of the stock acquisition loan to secure the loan. An executive must repay a stock acquisition loan in full on the earlier of
(i) the executive's termination of employment, (ii) the expiration of the five year term of the stock acquisition loan, or (iii) a sale or other disposition of the stock, if at the time of the sale the executive's stock ownership fails to satisfy our Stock Ownership Guidelines.

         In the event an executive defaults on his or her stock acquisition loan and we are required to make payment to the bank under a guarantee, the executive will be required to reimburse us for the guarantee payment.

         The Board may modify or terminate the 1999 Plan at any time. Any modification or termination may not affect the rights or obligations under then outstanding stock acquisition loans.

Loans Under the 1999 Plan

         Stock acquisition loans have been provided to selected executives as set forth below. There have been no events of default with respect to any loan made under the 1999 Plan. The stock acquisition loans to be made in the future are not presently determinable.

    Name of Executive and Title                      Loan Amount          Date          Shares Purchased
    ---------------------------                      -----------          -----         ----------------
    Glenn H. Epstein, President and Chief            $  300,000          11/24/99            43,107
    Executive Officer

    Michael C. Zeigler, Senior Vice President and       165,000          11/24/99            23,709
    Chief Financial Officer

    Leo Blecher, Vice President and General Manager     120,000          11/24/99            17,243

    David W. Dedman, Vice President and General         160,000          11/24/99            22,990
    Manager

    All other participants as a group (14)              915,000          11/24/99           136,365


Stock Ownership Guidelines

         We believe the 1999 Plan has assisted the Company in achieving its goal of increased stock ownership among its executives, which more closely aligns the interests of our executives with those of our shareholders. The table below shows the number of shares directly owned (excluding shares subject to stock options) by each executive officer named in the Summary Compensation Table.

           Name                                      Direct Share Ownership
           ----                                      ----------------------
           Glenn H. Epstein                               50,759
           Michael C. Zeigler                             35,822
           Leo Blecher                                    24,970
           Richard J. Stevens                            137,677
           David W. Dedman                                23,679


YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE 1999 EXECUTIVE STOCK PURCHASE PLAN.

                             EXECUTIVE COMPENSATION

         The following table summarizes for the past three years the annual and long-term compensation of those persons who were, at May 28, 2000, the Company's Chief Executive Officer and the other four most highly compensated executive officers.

                           SUMMARY COMPENSATION TABLE

                                        Annual                                     Long Term
                            -----------------------------------------------------------------------------------
                                                                      Other
                                                                      Annual        Award of       All Other
                            Fiscal                                    Compen-        Stock          Compen-
Position                    Year         Salary          Bonus(1)     sation        Options         sation
---------------------------------------------------------------------------------------------------------------
Glenn H. Epstein            2000        $ 258,653       $ 35,000          --        500,000        $ 54,133(2)
President and               1999          199,609         44,500          --         50,500           3,860(2)
Chief Executive             1998          183,463         32,500       52,535(3)     90,270           1,444(2)
Officer

Michael C. Zeigler          2000          174,803         15,000          --          7,500          11,763(4)
Chief Financial             1999          157,115         15,000          --          7,500           6,360(4)
Officer and Senior Vice     1998          152,692         12,500          --          7,140           7,319(4)
President - Finance

Leo Blecher                 2000          165,255         30,000          --        100,000           6,653(5)
Vice President              1999          145,119         25,000          --         10,000           2,639(5)
and General Manager -       1998          142,174         20,500          --         10,302           1,765(5)
IGC-Magnet Business Group

Richard J. Stevens          2000          146,120         30,000          --          7,500           5,380(6)
Vice President and          1999          136,124         25,000          --         10,000           3,587(6)
General Manager -           1998          129,000             --          --             --           4,182(6)
IGC-Medical Advances Inc.

David W. Dedman             2000          163,423         16,000          --          7,500           1,420(7)
Vice President and          1999          115,104(8)          --          --         55,000              --
General Manager - IGC-APD   1998               --             --          --             --              --
Cyrogenics Inc. and
IGC-Polycold Inc.

(1) All bonuses were earned by the Executives as incentive compensation bonuses for fiscal years 1999, 1998 and 1997 performance, respectively, and paid in fiscal years 2000, 1999 and 1998, respectively.

(2) Includes the Company's share of contributions on behalf of Mr. Epstein to the IGC Savings Plan (401(k)) in the amount of $7,294, $3,150 and $774 for fiscal years 2000, 1999 and 1998, respectively, and payments of $1,839, $710 and $670 by the Company for a life insurance policy for the benefit of Mr. Epstein in fiscal years 2000, 1999 and 1998, respectively. Also includes $45,000 paid to Mr. Epstein in fiscal year 2000 for which the intent is to remove caps imposed by US Government tax regulations on the Company's qualified retirement and savings programs and which is paid in lieu of inclusion in any other of the Company's non-qualified retirement programs.

(3)      Consists of relocation reimbursement of $52,535 for fiscal year 1998.

(4) Includes the Company's share of contributions on behalf of Mr. Zeigler to the IGC Savings Plan (401(k)) in the amounts of $5,203, $2,773 and $2,107 for fiscal years 2000, 1999 and 1998, respectively, payments under the Company's Supplemental Income Plan and Supplemental Retirement Plan in the amounts of $4,562, $3,586 and $5,212 for fiscal years 2000, 1999 and 1998, respectively, and payment of a supplemental frozen pension contribution of $1,998 to the IGC Deferred Compensation Plan in fiscal year 2000.

(5) Includes the Company's share of contributions on behalf of Mr. Blecher to the IGC Savings Plan (401(k)) in the amounts of $4,629, $2,639 and $1,765 for fiscal years 2000, 1999 and 1998, respectively, and payment of a supplemental frozen pension contribution of $2,024 to the IGC Deferred Compensation Plan in fiscal year 2000.

(6) Consists of the Company's share of contributions on behalf of Mr. Stevens to the IGC Savings Plan (401(k)) in the amounts of $5,380, $3,587 and $3,225 for fiscal years 2000, 1999 and 1998, respectively. Also includes a payment of $957 in fiscal year 1998 for a life insurance policy that was canceled in fiscal year 1999.

(7) Consists of the Company's share of contributions on behalf of Mr. Dedman to the IGC Savings Plan (401(k)) in the amounts of $1,420 for fiscal year 2000.

(8) Mr. Dedman joined the Company on September 8, 1998. Therefore, he received compensation from the Company for approximately nine months in fiscal year 1999, and no compensation from the Company in fiscal year 1998.

                        OPTION GRANTS IN LAST FISCAL YEAR

         The following table summarizes stock options granted during the fiscal year ended May 28, 2000 to the persons named in the Summary Compensation Table. No stock appreciation rights have been granted by the Company nor is the grant of such rights currently provided for in the Company's 1990 Stock Option Plan.

                                  Individual                                     Potential Realizable Value at
                                  Grants                                         Assumed Annual Rates of Stock
                                                                                 Price Appreciation for Option
                                  Percentage of                                  Term(1)
                                  Total Options      Exercise
                                  Granted to         Price
                   Options        Employees in       (per         Expiration
Name               Granted        Fiscal 2000        share)       Date            5%               10%
------------------------------------------------------------------------------------------------------------------
Glenn H. Epstein    500,000(2)       60.5%           $ 7.6250      06/01/04      $ 1,053,323      $ 2,327,569

Michael C. Zeigler    7,500(3)        0.9              9.25        01/26/10           43,630          110,566

Leo Blecher         100,000(4)       12.1              9.25        01/26/05          255,560          564,722

Richard J. Stevens    7,500(3)        0.9              9.25        01/26/10           43,630          110,566

David W. Dedman       7,500(3)        0.9              9.25        01/26/10           43,630          110,566

(1) Potential Realizable Values are based on an assumption that the stock price of the Common Stock starts equal to the exercise price shown for each particular option grant and appreciates at the annual rate shown (compounded annually) from the date of grant until the end of the option term. These amounts are reported net of the option exercise price (which may be paid by delivery of already-owned shares of Common Stock), but before any taxes associated with the exercise or subsequent sale of the underlying stock. The actual value, if any, an optionholder may realize will be a function of the extent to which the stock price exceeds the exercise price on the date the option is exercised and also will depend on the optionholder's continued employment through the vesting period. The actual value to be realized by the optionholder may be greater or less than the values estimated in this table.

(2) Options vest in three equal annual installments beginning on first anniversary date. Options were granted on June 1, 2000.

(3) Options vest in five equal installments beginning on first anniversary date. Options were granted on January 26, 2000.

(4) Options vest in three equal installments beginning on first anniversary date. Options were granted on January 26, 2000.

           AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL
                             YEAR-END OPTION VALUES

         The following table summarizes option exercises during the fiscal year ended May 28, 2000, and the value of vested and unvested options, for the persons named in the Summary Compensation Table at May 28, 2000.

                                                  Number of Unexercised                  Value of Unexercised In-the-Money
                                                  Options at May 28, 2000                Options at
                                                                                         May 28, 2000(1)
                  Shares
                  Acquired on     Value
Name              Exercise        Realized        Exercisable         Unexercisable      Exercisable        Unexercisable
--------------------------------------------------------------------------------------------------------------------------------
Glenn H. Epstein        --              --           70,416            570,354            $  54,079          $ 1,766,713

Michael C.              --              --           75,162             24,558              249,484               53,928
Zeigler

Leo Blecher             --              --           46,023            116,305               86,337              206,347

Richard J.              --              --           17,606             25,904               20,345               52,854
Stevens

David W. Dedman         --              --            1,000             61,500                4,063              265,948

(1) Based on the closing price of the Common Stock as reported on the American Stock Exchange on that date ($10.875), net of the option exercise price.


                                  BENEFIT PLANS

         Pension Plan. In fiscal 1999 the Company froze all pension benefits under its qualified, defined benefit pension plan (the "Pension Plan") as of December 31, 1998 (with the exception of approximately 50 bargaining unit members at a subsidiary, IGC-APD Cryogenics Inc.). Therefore, no additional benefits were accrued after that date. Prior to freezing the Pension Plan, all employees 21 years of age and older who had completed one year of credited service participated in the Pension Plan. Participating employees received certain defined benefits under the Pension Plan upon their normal or early retirement from the Company's employ or upon death. Subject to certain maximum benefit ceilings set forth in the Pension Plan and assuming normal retirement at age 65, a participant would have had an annual pension equal to the following:

For each year of credited service:                Annual pension benefits will equal the
                                                  aggregate of:
-----------------------------------------------------------------------------------------------------------
Prior to February 1, 1985 ................        1% of base salary (excluding bonuses, commissions,
                                                  etc.) plus 1% of such salary that exceeded $6,600.
From February 1, 1985                             1% of base salary plus 1% of such salary that exceeded
until November 30, 1989 ................          the social security taxable wage base.
After December 1, 1989 ..................         1.05% of base salary plus .65% of such salary that
                                                  exceeds Covered Compensation
                                                  (Covered Compensation is the
                                                  average of the social security
                                                  taxable wage bases in effect
                                                  for each year during the
                                                  35-year period ending in the
                                                  year in which an individual
                                                  reaches his or her retirement
                                                  age, as determined by the
                                                  Social Security Act).

         The Company has been advised that the Pension Plan has sufficient assets to permit termination and has begun the required steps to do so in accordance with statutory requirements. The actual termination date depends on a number of factors. In fiscal year 2000, the estimated projected annual benefits under the now frozen Pension Plan for Messrs. Epstein, Zeigler and Blecher, assuming normal retirements, are approximately $1,083, $21,275 and $14,236, respectively. Messrs. Stevens and Dedman were not participants in the Pension Plan. As a result of freezing the Pension Plan, the Company makes a supplemental frozen pension plan contribution to participants in the Pension Plan for whom the projected lump sum value of his or her accrued benefit determined at December 1, 1997 under the Pension Plan would exceed his or her projected benefit derived from the Company's 2% non-elective contribution under the IGC Savings Plan (401(k)), as determined in the sole discretion of the Pension Plan Administrator using certain assumptions. Messrs. Zeigler and Blecher received such a contribution as disclosed in the notes to the Summary Compensation Table.

         Supplemental Retirement Plan. The Company's Supplemental Retirement Plan, adopted in 1985, provides additional retirement benefits to selected executives of the Company. Under the plan, on retirement at age 65, the participant will receive additional retirement benefits payable in equal monthly installments over 180 months. For a participant who elects to retire after age 55 but before age 65, the amount of the retirement benefits are actuarially reduced.

         The projected annual benefit under the Supplemental Retirement Plan for Mr. Zeigler, assuming continued funding for the requisite period and normal retirement, is $53,882. No other current executive participates in this plan. The current annual retirement benefit paid to the Company's former Chief Executive Officer, Carl H. Rosner, under this plan is $80,000.

         Supplemental Income Plan. The Company's Supplemental Income Plan provides death benefits to families of certain corporate officers and certain employees. In general, the Supplemental Income Plan provides that, in the event of a participant's death prior to age 65, the participant's beneficiaries will receive periodic payments in the first year following the participant's death equal to 50% of his or her base salary, and additional payments in each subsequent year (until the participant would have reached age 65) equal to 25% of his or her base salary. The Company has purchased insurance contracts to fund the Company's obligations under the Supplemental Income Plan. Mr. Zeigler is the only current executive participating in this plan.

         Enhanced Benefit Plan. On January 26, 2000, the Board of Directors approved the Intermagnetics General Corporation Enhanced Benefit Plan (the "Enhanced Benefit Plan") aimed at attracting, motivating and retaining certain top level Executives. Currently, only individuals with the title "Vice President and General Manager" (the "Participants") participate in the Enhanced Benefit Plan. The Enhanced Benefit Plan is not an employment contract, but it does supersede any pre-existing employment contracts between the Company and the Participants. Under the Enhanced Benefit Plan, Participants are entitled to (a) life insurance benefits equal to two (2) times their base salary and (b) a contribution made by the Company on Participant's behalf to the Company's Deferred Compensation Plan. The contribution level is set each year by the Compensation Committee of the Board of Directors and placed in a separate retirement account for each Participant within the Deferred Compensation Plan. The contribution level for fiscal year 2001 has been set at $8,000 for each Participant. No contribution was made in fiscal year 2000. This account vests only upon Participant's retirement or upon a change in control (as those terms are defined in the Deferred Compensation Plan). In addition, the Enhanced Benefit Plan provides a lump sum severance equal to between six (6) months and eighteen (18) months of Participant's salary upon (a) termination without "cause" (as that term is defined in the Enhanced Benefit Plan), or (b) Participant's resignation under certain circumstances after a change in control. The amount of severance is tied to years of service.

                         CERTAIN EMPLOYMENT ARRANGEMENTS

o   Epstein Agreement
    -----------------

         On May 11, 1999, the Company entered into an employment agreement (the "Epstein Agreement") with Mr. Epstein for his service as the Company's President and Chief Executive Officer commencing on June 1, 1999 and continuing until May 31, 2002 (the "Initial Employment Term"). The Initial Employment Term renews automatically for successive two-year periods unless either party provides notice of termination sixty (60) days prior to the anniversary or renewal date. For fiscal year 2000, the Epstein Agreement provided that Mr. Epstein would receive a base salary of not less than $250,000 plus a bonus with a maximum target of 25% of his annual base salary. Half of the bonus was dependent upon the achievement of quantitative financial performance goals established by the Board of Directors. The other half was dependent upon the achievement of qualitative goals established by the Compensation Committee. In addition, during the first year of the Epstein Agreement, the Company provided a lump sum of $45,000 and for each subsequent year of the Agreement, the Company will provide a lump sum of $35,000 from which Mr. Epstein shall select either a non-qualified Supplemental Executive Benefit Agreement or other similar program for which the intent is to remove caps imposed by US Government tax regulations on the Company's qualified retirement and savings programs. This lump sum is paid in lieu of Mr. Epstein's participation in any of the Company's non-qualified retirement programs. In consideration for entering into the Epstein Agreement, the Company granted Mr. Epstein a non-qualified option to purchase 500,000 shares of common stock of the Company with the option vesting at a rate of 33.33% on each of June 1, 2000, June 1, 2001 and June 1, 2002. The grant was made under the Company's 1990 Stock Option Plan and the exercise price was $7.625, the closing price of the Company's stock on the effective date of the grant (June 1, 1999). Pursuant to the 1999 Agreement, if Mr. Epstein is terminated without cause during the Initial Employment Term, or any renewal thereof, he would be entitled to receive an amount equal to up to eighteen (18) months of his then-base annual salary. The 1999 Agreement also provides that if Mr. Epstein is terminated or resigns as an employee under certain circumstances after a change in control event (as described in the Epstein Agreement), he would be entitled to receive an amount equal to the sum of three times his annual salary and certain other extraordinary payments. Mr. Epstein's base salary and bonus target will be adjusted in fiscal year 2001 through an amendment to the Epstein Agreement.

o   Zeigler Agreement
    -----------------

         The Company entered into a Change in Control Agreement dated August 13, 1999 with Michael C. Zeigler, the Senior Vice President of Finance and Chief Financial Officer. Under the Agreement, if Mr. Zeigler is terminated without "cause" or resigns under certain circumstances after a change in control event (as that term is defined in the Agreement), he is entitled to an extraordinary termination payment equal to the greater of (a) his annual salary at the time of the change in control, or (b) his annual salary immediately prior to the termination.

o   Rosner Agreement
    ----------------

         Mr. Rosner retired as Chief Executive Officer of the Company effective May 31, 1999 pursuant to the terms of an employment agreement between the Company and Mr. Rosner (the "Rosner Agreement"). The Rosner Agreement provides that Mr. Rosner be available as a consultant to the Company for five fiscal years after his retirement (the "Consulting Term"). During the Consulting Term, Mr. Rosner will be paid a consulting fee equal to 50% of his annual salary at the time of his retirement, and an incentive bonus of not less than 1/2% of the Company's income before taxes. Any time required beyond twenty hours per week will be compensated at a rate equal to 125% of Mr. Rosner's then applicable hourly compensation rate. At the end of Mr. Rosner's employment term, pursuant to the Rosner Agreement, Mr. Rosner was granted a non-qualified stock option to purchase 78,030 shares of Common Stock at a price of $7.625, the closing price on the date of grant (June 1, 1999). This option will have a five-year term and will vest in three annual installments commencing one year after the date of grant. Under the Rosner Agreement, the Company paid Mr. Rosner $172,500 in consulting fees in fiscal year 2000. In addition, Mr. Rosner earned a bonus of $52,530 in fiscal year 2000 that was paid to him in fiscal year 2001.


                          TRANSACTIONS WITH MANAGEMENT

         In fiscal year 2000, we adopted Stock Ownership Guidelines for our executive officers and certain top-level management employees. Executive officers and certain key employees that report directly to the Chief Executive Officer are expected to own not less than one times their base salary in Common Stock. Top-level management employees are expected to own not less than two-thirds of their base salary in Common Stock.

         In order to assist and encourage individuals to reach the ownership guidelines as soon as possible, we created the 1999 Executive Stock Purchase Plan. Under this plan the Company may provide loans directly to participants, or may arrange for a participant to obtain a loan from a bank, for the purpose of purchasing Common Stock on the open market. Interest on the loan is charged annually at the Company's base rate of borrowing under its line of credit, or at the rate charged by the bank if the loan is secured through a bank. The term of the loan is five years after which it must be repaid in full. Employees are expected to retain two-thirds of the stock purchased with loan proceeds for the entire term of the loan and are expected to retain ownership levels within the Stock Ownership Guidelines during the term of the 1999 Executive Stock Purchase Plan. The Company is seeking shareholder approval of this plan, which is more fully described as "Proposal 3" in this Proxy Statement.

         Messrs. Epstein, Zeigler, Blecher and Dedman secured loans in the amount of $300,000, $165,000, $120,000 and $160,000, respectively, to purchase
Common Stock. All other participants secured loans totaling $915,000. In fiscal year 2000, these loans carried an interest rate of 7.18%. There have been no events of default with respect to the loans.

                        REPORT OF COMPENSATION COMMITTEE

         The following report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that Intermagnetics General Corporation specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

         The Compensation Committee of the Board of Directors sets the compensation policies for the executive officers of the Company, recommends the annual base salary, annual incentive compensation and grant of long term incentive compensation for the Company's chief executive officer, and approves the annual base salary, annual incentive compensation and grant of long term incentive compensation for all other executive officers of the Company. In fulfilling this duty, the Compensation Committee has sought to establish a policy that enables the Company to attract, retain and reward executive officers who contribute substantially to the success of the Company, and aligns executive compensation with the creation of long-term value for the Company's shareholders.

         The Compensation Committee views executive compensation as comprised of three essential components: long-term incentive compensation, annual base salary and annual incentive compensation.

         Long Term Incentive Compensation. The Compensation Committee views long-term incentive compensation as the cornerstone of executive compensation. The Compensation Committee believes that long-term executive compensation should be linked closely to the creation of shareholder value. In this regard, the Compensation Committee believes that the grant of stock options to the Company's executive officers under the Company's stock option plans focuses the attention of the Company's executives on the important task of creating long-term shareholder value. In awarding stock options to the executive officers of the Company, the Compensation Committee generally considers a variety of factors, including the potential impact of an executive officer on shareholder value and industry practice with respect to such awards. Options are typically granted at the market price on the date of grant. Because vesting ceases should the executive leave the Company's employment, the Compensation Committee believes that the stock options also serve to retain the Company's executive officers.

         Annual Base Salary. In establishing executive annual base salaries, the Compensation Committee has established a policy of setting payments competitively. In determining the competitiveness of individual salaries, the Compensation Committee periodically gathers information regarding the base salaries paid within the industry to other individuals with comparable responsibilities. In connection with establishing base salaries in light of the competitive ranges, the Compensation Committee weighs the allocation of responsibilities among the executive officers within the Company and the relevant experience of each such executive officer.

         Annual Incentive Compensation. The Compensation Committee believes that an important component of annual compensation is incentive compensation. In July 1999, the Compensation Committee established a new annual incentive compensation program (the "2000 Incentive Bonus Program") pursuant to which cash bonuses are earned by officers and employees of the Company. The 2000 Incentive Bonus Program applied to bonuses awarded for fiscal year 2000 performance. The size and availability of a cash award under the Program was linked to quantitative and qualitative goals that were established for each eligible participant at the beginning of the Company's fiscal year. The Board of Directors set the quantitative goals for the financial performance of the Company and its subsidiaries and divisions. The Compensation Committee set qualitative goals for the Chief Executive Officer. Qualitative goals for other officers and employees were approved by the executive officer to whom he or she reports. Under the program, bonuses earned in fiscal year 2000 were paid to executives and eligible employees in the first quarter of fiscal year 2001.

         The Compensation Committee altered the bonus program for fiscal year 2001 (the "2001 Program") to eliminate caps on the percentage of bonus participants can earn and to provide for "banking" of bonuses earned in excess of 150% of the participant's target. This program will apply to the officers and employees of the Company for fiscal year 2001 performance. Like the 2000 Incentive Bonus Program, the 2001 Program is linked to qualitative and quantitative goals established for each eligible participant at the beginning of the Company's fiscal year.

         The Compensation Committee believes that the compensation earned by each of the five highest paid executive officers of the Company for its fiscal year 2000 was reasonable in view of the Company's consolidated performance and the contribution of those officers to that performance.

         In particular, the Compensation Committee believes that Mr. Epstein's compensation during fiscal year 2000 reflected his very strong contribution to the Company. Consistent with the requirements of the Epstein Agreement, Mr. Epstein received a salary of $258,653, and an annual bonus of $60,416 for fiscal year 2000 performance.

         The Compensation Committee notes that Mr. Epstein's salary falls within the competitive range established for the position of Chief Executive Officer.

                                    COMPENSATION COMMITTEE OF THE BOARD
                                    OF DIRECTORS OF INTERMAGNETICS
                                    GENERAL CORPORATION
                                    Sheldon Weinig (Committee Chairman)
                                    John M. Albertine
                                    James S. Hyde
                                    Thomas L. Kempner
                                    Stuart A. Shikiar

                             STOCK PERFORMANCE GRAPH

         The following graph compares the cumulative total shareholder return on the Company's Common Stock for the past five fiscal years with similar returns for (i) a composite index of the American Stock Exchange ("AMEX"), and (ii) a peer group of companies we selected for purposes of the comparison and described more fully below (the "Peer Group"). Dividend reinvestment has been assumed and, with respect to companies in the Peer Group, the returns of each such company have been weighted at each measurement point to reflect relative stock market capitalization. There can be no assurance that the performance of the Company's Common Stock will continue in a manner similar to the trend depicted on the graph.

                 COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
                 AMONG INTERMAGNETICS GENERAL CORPORATION, AMEX
                         COMPOSITE INDEX AND PEER GROUP*

                               [GRAPHIC OMITTED]

                                                                     Cumulative Total Return
                                          ----------------------------------------------------------------------------
                                          05/28/1995    05/26/1996   05/25/1997    05/31/1998   05/30/1999  05/28/2000
INTERMAGNETICS GENERAL CORPORATION           100.00       107.36        86.27        76.53        61.44        85.52
AMEX MARKET VALUE                            100.00       124.76       122.22       154.55       174.84       205.07
PEER GROUP                                   100.00       118.95       119.99       139.46       117.83       183.08

     * Assumes $100 invested on May 28, 1995 in Intermagnetics General Corporation Common Stock, AMEX Composite Index and Peer Group including reinvestment of dividends.

         The selection of a peer group posed some difficulty because we do not believe there are any publicly traded companies devoted exclusively or even substantially to all of the same markets in which we compete. We believe that many of our strongest competitors are either not publicly traded in the U.S., or consist of subsidiaries or divisions of large corporations. Hence, we selected a peer group consisting of publicly-traded high technology companies (including those in the development stage) that (a) have less than $275 million in annual revenues, and (b) either compete against the Company in one or more of our several markets or otherwise participate in one or more of our several markets. With respect to the medical diagnostic imaging market, we focused on selecting other companies that, like Intermagnetics, design and sell systems and components to medical products companies.

         The companies in the Peer Group that compete against us in one or more of our markets consist of Helix Technology Corporation, a manufacturer of cryogenic equipment and American Superconductor Corp., a development stage company working with high temperature superconductors.

         The companies in the Peer Group that otherwise participate in markets in we are active (but do not compete against the Company in such markets) consist of Analogic Corp., a manufacturer of data acquisition and processing hardware for various markets (including diagnostic imaging markets), Fischer Imaging Corporation, a manufacturer of specialty and general purpose medical imaging systems, components and subsystems and 4-D Neuroimaging (formerly Biomagnetic Technologies, Inc.), a small company that develops and manufactures diagnostic imaging systems based upon the direct measurement of magnetic fields created by the human body.

         In providing the foregoing graph for informational purposes, the Company notes that as a general rule, development stage companies do not have meaningful revenues relative to their substantial product development expenses. Hence, unlike the Company's Common Stock, the value of equity securities of development stage companies are based primarily on speculation regarding the potential success of such companies in bringing a novel product to market successfully.

                              CERTAIN TRANSACTIONS

    See "Certain Employment Arrangements" and "Transactions with Management".


                                  OTHER MATTERS

         Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file initial reports of ownership and reports of changes in ownership of our Common Stock and other equity securities with the Securities and Exchange Commission. Officers, directors and greater than ten percent shareholders must furnish us with copies of all Section 16(a) forms they file.

         To our knowledge, based solely on a review of the copies of Section 16(a) reports furnished to us and written representations that no other reports were required, all Section 16(a) filing requirements applicable to our officers, directors and more than ten-percent beneficial owners were complied with during the fiscal year ended May 28, 2000.

         The Board of Directors is not aware of any matters other than those discussed in this Proxy Statement that may come before the meeting. If, however, further business properly comes before the meeting, the persons named in the proxies will vote the shares represented thereby in accordance with their judgment.

                  SHAREHOLDER PROPOSALS FOR 2000 ANNUAL MEETING

         Shareholders may submit proposals on matters appropriate for shareholder action at annual meetings in accordance with regulations adopted by the Securities and Exchange Commission. In order to be considered for inclusion in the proxy statement and form of proxy relating to the 2001 Annual Meeting, we must receive proposals not later than May 29, 2001. Proposals should be directed to the attention of our Corporate Secretary.

                                  ANNUAL REPORT

         Our annual report on Form 10-K for the fiscal year ended May 28, 2000, including the financial statements and schedules, but excluding exhibits was mailed with this Proxy Statement. Our annual report to shareholders will be mailed under separate cover.

                                         By order of the Board of Directors,

                                         KATHERINE M. SHEEHAN
                                         Corporate Secretary

Exhibit A
                       INTERMAGNETICS GENERAL CORPORATION
                     2000 STOCK OPTION AND STOCK AWARD PLAN

Section 1. Purpose
           -------

         The Plan (i) authorizes the Board to motivate and reward superior performance by providing key Employees and Consultants of the Corporation and its Subsidiaries, who are in a position to contribute materially to the long-term success of the Corporation, with options and stock awards with respect to Common Stock of the Corporation, and (ii) provides for the grant of options and stock awards to Non-Employee Directors of the Corporation in accordance with the terms specified herein. The Corporation believes that this incentive program will cause those persons to increase their interest in the Corporation's welfare, and aid in attracting and retaining Employees, Directors and Consultants of outstanding ability.

Section 2. Definitions
           -----------

         Unless the context clearly indicates otherwise, the following terms, when used in this Plan, shall have the meanings set forth in this Section:

         (a) "Board" shall mean the Board of Directors of the Corporation.

         (b) "Change in Control" shall mean the occurrence of any of the following: (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes a "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing 30% or more of the voting power of the then outstanding securities of the Corporation; (ii) during any period of two consecutive calendar years there is a change of 25% or more in the composition of the Board of the Corporation in office at the beginning of the period except for changes approved by at least two-thirds of the Directors then in office who were Directors at the beginning of the period; (iii) the stockholders of the Corporation approve a merger or consolidation of the Corporation with or into another corporation (other than a Subsidiary or merger in which the Corporation survives and its outstanding voting stock is not converted or its stockholders have substantially the same proportionate interest in the voting stock of the surviving corporation or its Parent as they did immediately prior to such merger), the disposition of substantially all the assets of the Corporation, or a liquidation or dissolution of the Corporation. So long as there has not been a Change in Control within the meaning of clause (ii), the Board may adopt by two-thirds vote of the "continuing directors" a resolution to the effect that an event described in clauses (i) or (iii) shall not constitute a "Change in Control." For purposes of this clause, "continuing directors" means those members of the Board who either were directors at the beginning of any period of two consecutive calendar years, or were elected by, or on the nomination or recommendation of, at least two-thirds of the then existing "continuing directors."

         (c) "Code" shall mean the Internal Revenue Code of 1986 as it may be amended from time to time.

         (d) "Committee" shall mean any Committee appointed by the Board to administer the Plan, which may consist of two persons who are non-employee directors (as defined in Rule 16b-3(b)(3) under the Exchange Act) and outside directors (as defined in Section 162(m) of the Code).

         (e) "Consultant" shall mean any consultant of the Corporation or its Subsidiaries.

         (f) "Control Person" shall mean any person who, as of the date of grant of an Option, owns (within the meaning of Section 422(b)(6) of the Code) stock possessing more than ten percent of the total combined voting power or value of all classes of stock of the Corporation or of any Parent or Subsidiary.

         (g) "Corporation" shall mean Intermagnetics General Corporation, a New York Corporation.

         (h) "Director" shall mean any member of the Board.

         (i) "Employee" shall mean any employee of the Corporation or its Subsidiaries, including Directors who are otherwise employed by the Corporation.

         (j) "Exchange Act" shall mean the Securities Exchange Act of 1934 as it may be amended from time to time.

         (k) "Fair Market Value" shall mean, for any day, the closing price of the Stock on the consolidated market as reported in the Wall Street Journal or such other publication selected by the Board, or, if no sales of Stock have taken place on such date, the closing price of the Stock on the most recent date on which selling prices were quoted, the determination to be made in the discretion of the Board.

         (l) "Grantee" shall mean a person granted an Option under the Plan.

         (m) "ISO" shall mean an Option granted pursuant to the Plan to purchase shares of the Stock and intended to qualify as an incentive stock option under
Section 422 of the Code, as now or hereafter constituted.

         (n) "Non-Employee Director" shall mean a Director of the Corporation who is not an Employee.

         (o) "NQSO" shall mean an Option granted pursuant to the Plan to purchase shares of the Stock that is not an ISO.

         (p) "Options" shall refer collectively to NQSOs and ISOs subject to the Plan.

         (q) "Parent" shall mean any parent corporation as defined in Section 424 of the Code.

         (r) "Plan" shall mean this 2000 Stock Option Plan as set forth herein and as amended from time to time.

         (s) "Stock" shall mean shares of the Common Stock of the Corporation.

         (t) "Stock Award" shall mean an award of restricted or unrestricted Stock pursuant to Section 9 of the Plan.

         (u) "Subsidiary" shall mean any subsidiary corporation as defined in
Section 424 of the Code.

Section 3. Shares of Stock Subject to the Plan
           -----------------------------------

         Subject to the provisions of Section 11, the Stock which may be issued or transferred pursuant to Options and Stock Awards granted under the Plan shall not exceed 700,000 shares in the aggregate. Stock issuable upon the exercise of any Option or grant of a Stock Award may be authorized but unissued shares or reacquired shares of Stock. If any unexercised Options or Stock Awards lapse, are forfeited or terminate for any reason, the Stock covered thereby may again be granted under the Plan. More than one Option or Stock Award may be granted to one person. Subject to the provisions of Section 11, the maximum number of shares for which an individual may receive grants under the Plan during any calendar year is 350,000 shares.

Section 4. Administration of the Plan
           --------------------------

          The Plan shall be administered by the Board or (as described below) by the Committee. To the extent the Board has designated a Committee to administer the Plan, references herein to the "Board" shall be deemed to refer to such Committee. Subject to the express provisions of the Plan, the Board shall have the authority to interpret the Plan, to prescribe, amend, and rescind rules and regulations relating to the Plan, to determine the terms and provisions of stock option agreements thereunder and to make all other determinations necessary or advisable for the administration of the Plan and all decisions and determinations of the Board shall be final, conclusive and binding on all persons for all purposes. Any controversy or claim arising out of or related to this Plan or the Options or Stock Awards granted thereunder shall be determined unilaterally by, and at the sole discretion of, the Board. The Board's decisions and determinations under the Plan need not be uniform and may be made selectively among Grantees, whether or not such Grantees are similarly situated.

Section 5. Types of Options
           ----------------

         Options granted under the Plan may be of two types: ISOs and NQSOs. The Board shall have the authority and discretion to grant to an eligible Employee either ISOs, NQSOs or both, but shall clearly designate the nature of each Option at the time of grant. Consultants and Non-Employee Directors shall only receive NQSOs.

Section 6. Grant of Options to Employees and Consultants
           ---------------------------------------------

         (a) Key Employees and Consultants of the Corporation and its Subsidiaries shall be eligible to receive Options under the Plan.

         (b) The exercise price per share of Stock subject to an Option granted to an Employee or Consultant shall be determined by the Board, provided, however, (i) that the exercise price of each share subject to an ISO shall be not less than 100% of the Fair Market Value of a share of the Stock on the date such ISO is granted, (ii) that such exercise price shall not be less than 110% of such Fair Market Value for any ISO granted to a Control Person, and (iii) that the exercise price of each share subject to an NQSO shall be not less than 85% of the Fair Market Value of a share of the Stock on the date such NQSO is granted.

         (c) The term of each Option granted to an Employee or Consultant shall be determined by the Board, provided that no Option shall be exercisable more than ten years from the date such Option is granted, and provided further that no ISO granted to a Control Person shall be exercisable more than five years from the date of Option grant.

         (d) The Board shall determine and designate from time to time the Employees and Consultants who are to be granted Options, the nature of each Option granted and the number of shares of Stock subject to each such Option.

         (e) Notwithstanding any other provisions hereof, the aggregate Fair Market Value (determined at the time the ISO is granted) of the Stock with respect to which ISOs are exercisable for the first time by any Employee during any calendar year under all plans of the Corporation and any Parent or Subsidiary corporation shall not exceed $100,000.

         (f) The Board, in its sole discretion, shall determine whether any Option granted to an Employee or Consultant shall become exercisable in one or more installments and specify the installment dates. The Board may also make such other provisions, not inconsistent with the terms of this Plan, as it may deem desirable, including such provisions as it may deem necessary to qualify any ISO under the provisions of Section 422 of the Code. Notwithstanding any determination by the Board regarding the exercise period of any Option granted to an Employee or Consultant, all outstanding Options shall immediately become exercisable upon a Change in Control of the Corporation.

         (g) The Board may, at any time, grant new or additional options to any eligible Employee or Consultant who has received Options previously under this Plan, or options under other plans, whether such prior Options or other options are still outstanding, have been exercised in whole or in part, or have been canceled. The exercise price of such new or additional Options may be established by the Board, subject to Section 6(b) hereof, without regard to such previously granted Options or other options.

         (h) Notwithstanding the foregoing, Options granted to persons who are non-exempt employees under the Fair Labor Standards Act of 1938, as amended, shall have an exercise price not less than 85% of the Fair Market Value of the Company Stock on the date of grant, and may not be exercisable for at least six months after the date of grant (except that such Options may become exercisable, as determined by the Board, upon the Grantee's death, disability or retirement, or upon a Change in Control or other circumstances permitted by applicable regulations).

Section 7. Grants of Options to Non-Employee Directors
           -------------------------------------------

         (a) Unless the Board determines otherwise, Options automatically shall be granted to Non-Employee Directors as described below. Subject to any requirements of applicable law, the Board may make other grants of Options to Non-Employee Directors with such terms consistent with Section 6 as the Board deems appropriate.

         (b) As of the first business day of each calendar quarter that the Plan is in existence, each then Non-Employee Director shall receive an NQSO under the Plan relating to the purchase of 2,303 shares of Stock. In the event that, on the first business day of each calendar quarter that the Plan is in effect, there are not sufficient shares available under this Plan to allow for the grant to each Non-Employee Director of an NQSO for the number of shares provided herein, each Non-Employee Director shall receive an NQSO for his or her pro rata share of the total number of shares of Stock available under the Plan.

         (c) The exercise price of each share of Stock subject to an Option granted to a Non-Employee Director pursuant to subsection (b) shall equal the Fair Market Value of a share of Stock on the date such Option is granted. Payment of the exercise price for the shares being purchased may be made (i) in cash, (ii) by the surrender of shares of Stock (at then Fair Market Value) owned by the Non-Employee Director or (iii) through a broker pursuant to procedures permitted by Regulation T of the Federal Reserve Board. Shares used to pay the exercise price of an Option shall have been held for the requisite period of time to avoid adverse accounting consequences to the Corporation.

         (d) Each Option granted to a Non-Employee Director pursuant to subsection (b) shall have a term of ten years from the date of Option grant and shall become exercisable in three (3) equal installments of a whole number of shares on the first, second and third anniversaries of the date of grant of such Option. Notwithstanding the exercise period of any Option granted to a

Non-Employee Director, all such outstanding Options shall immediately become exercisable upon a Change in Control of the Corporation.

Section 8. Exercise of Options
           -------------------

         (a) Upon the exercise of any Option, the Grantee shall pay the exercise price for the shares being purchased in (i) cash, (ii) by surrender of shares of Stock (at their Fair Market Value) owned by the Grantee, if permitted by such stock option agreement, or (iii) through a broker pursuant to procedures permitted by Regulation T of the Federal Reserve Board. Shares used to pay the exercise price of an Option shall have been held for the requisite period of time to avoid adverse accounting consequences to the Corporation.

         (b) The number of shares which are issued pursuant to the exercise of an Option shall be charged against the maximum limitation on shares set forth in
Section 3 hereof.

         (c) Except as provided in Section 12, no Option granted to an Employee or Consultant shall be exercised unless at the time of such exercise the Grantee is then an Employee or Consultant.

         (d) Except as provided in Section 12, no Option granted to a Non-Employee Director shall be exercised unless at the time of such exercise the Grantee is then a Non-Employee Director.

         (e) Before the Company issues Stock to a Grantee pursuant to the exercise of an NQSO or the grant or vesting of a Stock Award, the Corporation shall have the right to require that the Grantee make such provision, or furnish the Corporation such authorization, necessary or desirable so that the Corporation may satisfy its obligation, under applicable tax laws, to withhold for income or other taxes due upon or incident to such exercise, grant or vesting. Grantees may elect (hereinafter a "Withholding Election") either:

         to have the Corporation withhold, from the Stock to be issued pursuant to such exercise, grant or vesting, such number of such shares of Stock which, or to surrender to the Corporation such number of shares of Stock already owned by the Grantee which,

                  at their Fair Market Value on the date as of which the Option exercise or the grant or vesting of Stock Awards is taxable for federal income tax purposes (the "Tax Date"), shall be sufficient to satisfy the Corporation's withholding obligation with respect to the Option exercise or the grant or vesting of Stock Awards. Notwithstanding the foregoing, the amount of Shares that may be withheld may not exceed the Company's minimum federal (including FICA), state and local withholding tax obligation with respect to the Option exercise or the grant or vesting of Stock Awards. A Withholding Election may be made applicable with respect to a particular Option exercise or the grant or vesting of particular Stock Awards, to all previously granted Options and Stock Awards or to all Options or Stock Awards to be granted in the future. A Withholding Election may be made continuing until revoked by the Grantee.

The Board may adopt such rules, forms and procedures as it considers necessary or desirable to implement this Section 8, which rules, forms and procedures shall be binding upon all Grantees, and which shall be applied uniformly to all Grantees similarly situated.

Section 9. Stock Awards
           ------------

         The Board may issue or transfer shares of Stock to an Employee, Non-Employee Director or Consultant under a Stock Award, upon such terms as the Board deems appropriate. The following provisions are applicable to Stock
Awards:

         (a) The Board shall determine the number of shares of Stock to be issued or transferred pursuant to a Stock Award. Shares of Stock issued or transferred pursuant to Stock Awards may be issued or transferred for consideration or for no consideration, and subject to restrictions or no restrictions, as determined by the Board. The Board may, but shall not be required to, establish conditions under which restrictions on Stock Awards shall lapse over a period of time or according to such other criteria as the Board deems appropriate, including, without limitation, restrictions based upon the achievement of specific performance goals. The period of time during which the Stock Awards will remain subject to restrictions will be designated in the grant instrument as the restriction period.

         (b) If the Grantee ceases to be employed by, or provide service to, the Company during a period designated in the grant instrument as the restriction period, or if other specified conditions are not met, the Stock Award shall terminate as to all shares covered by the grant as to which the restrictions have not lapsed, and those shares of Stock must be immediately returned to the Corporation. The Board may, however, provide for complete or partial exceptions to this requirement as it deems appropriate.

         (c) During the restriction period, a Grantee may not sell, assign, transfer, pledge or otherwise dispose of the shares of a Stock Award except to a successor upon death. Each certificate for a share of a Stock Award shall contain a legend giving appropriate notice of the restrictions in the grant agreement. The Grantee shall be entitled to have the legend removed from the stock certificate covering the shares subject to restrictions when all restrictions on such shares have lapsed. The Board may determine that the Corporation will not issue certificates for Stock Awards until all restrictions on such shares have lapsed, or that the Corporation will retain possession of certificates for shares of Stock Awards until all restrictions on such shares have lapsed.

         (d) Unless the Board determines otherwise, during the restriction period, the Grantee shall have the right to vote shares of Stock Awards and to receive any dividends or other distributions paid on such shares, subject to any restrictions deemed appropriate by the Board.

         (e) All restrictions imposed on Stock Awards shall lapse upon the expiration of the applicable restriction period and the satisfaction of all conditions imposed by the Board. The Board may determine, as to any or all Stock Awards, that the restrictions shall lapse without regard to any restriction period.

Section 10. Qualified Performance-Based Compensation
            ----------------------------------------

         (a) The Board may determine that Stock Awards granted to an Employee shall be considered "qualified performance-based compensation" under section 162(m) of the Code. The provisions of this Section 10 shall apply to grants of Stock Awards that are to be considered "qualified performance-based compensation" under section 162(m) of the Code. Stock Awards that are designated as "qualified performance-based compensation" must be granted by a Committee consisting of "outside directors" under Section 162(m) of the Code.

         (b) When Stock Awards that are to be considered "qualified performance-based compensation" are granted, the Committee shall establish in writing (i) the objective performance goals that must be met, (ii) the performance period during which the performance goals must be met, (iii) the threshold, target and maximum amounts that may be paid if the performance goals are met, and (iv) any other conditions that the Committee deems appropriate and consistent with the Plan and Section 162(m) of the Code. The performance goals may relate to the Employee's business unit or the performance of the Corporation and its Subsidiaries as a whole, or any combination of the foregoing. The Committee shall use objectively determinable performance goals based on one or more of the following criteria: stock price, earnings per share, net earnings, operating earnings, return on assets, shareholder return, return on equity, growth in assets, unit volume, sales, market share, or strategic business criteria consisting of one or more objectives based on meeting specified revenue goals, market penetration goals, geographic business expansion goals, cost targets or goals relating to acquisitions or divestitures.

         (c) The Committee shall establish the performance goals in writing either before the beginning of the performance period or during a period ending no later than the earlier of (i) 90 days after the beginning of the performance period or (ii) the date on which 25% of the performance period has been completed, or such other date as may be required or permitted under applicable regulations under section 162(m) of the Code. The performance goals shall satisfy the requirements for "qualified performance-based compensation," including the requirement that the achievement of the goals be substantially uncertain at the time they are established and that the goals be established in such a way that a third party with knowledge of the relevant facts could determine whether and to what extent the performance goals have been met. The Committee shall not have discretion to increase the amount of compensation that is payable upon achievement of the designated performance goals.

         (d) If Stock Awards are granted under this Section 10, not more than 350,000 shares of Stock may be granted to an Employee under the Stock Awards for any calendar year in the performance period.

         (e) The Committee shall certify and announce the results for each performance period to all Grantees immediately following the announcement of the Corporation's financial results for the performance period. If and to the extent that the Committee does not certify that the performance goals have been met, the grants of Stock Awards for the performance period shall be forfeited or shall not be made, as applicable.

         (f) The Committee may provide that Stock Awards shall be granted or restrictions on Stock Awards shall lapse, in whole or in part, in the event of the Grantee's death or disability during the Performance Period, or under other circumstances consistent with the Treasury regulations and rulings under section 162(m).

Section 11. Adjustment Upon Changes in Capitalization
            -----------------------------------------

         In the event of any reclassification, recapitalization, merger, consolidation, reorganization, stock dividend, stock split or reverse stock split, combination or exchange of shares, repurchase of shares or any other change in corporate structure which in the judgment of the Board materially affects the value of shares, the Board may determine the appropriate adjustments if any, to the number and class of shares and the exercise price per share set forth in any Option or Stock Award theretofore granted, provided that no such adjustments shall be made to any ISO without the Grantee's consent, if such adjustment would cause such ISO to fail to qualify as such.

Section 12. Termination of Relationship with the Corporation
            ------------------------------------------------

         (a) Upon the termination of an Employee's employment or a Consultant's consulting relationship with the Corporation for any reason (except as otherwise set forth in this Section 12(a)), such Grantee's Options shall cease vesting as of the date of termination and shall terminate 90 days after such termination of employment or service (or after such other period as the Board shall determine). Unless the Board determines otherwise, upon termination of an Employee's employment as a result of retirement (at or after age 55 and five (5) years of service), disability or death, such Grantee or his or her legal representative may exercise any outstanding and then exercisable installments of his or her Options for a period not to exceed: (i) one year from the date of such termination in the case of death or permanent and total disability (within the meaning of Section 22(e)(3) of the Code), and (ii) six months from the date of such termination in the case of retirement or other disability (as determined by the Board), provided, however, that in no event shall the period extend beyond the expiration of the Option term. Unless the Board determines otherwise, in no event shall any Option be exercisable for more than the maximum number of shares that the Grantee was entitled to purchase at the date of termination, retirement, disability, or death, as the case may be. In the case of an Employee or Consultant, a transfer among the Corporation and its Subsidiaries shall not be deemed to be a termination of the employment or consulting relationship. Unless the Board determines otherwise, if a Grantee changes from the status of an Employee to a Consultant, or from a Consultant to an Employee, the Grantee's outstanding Options will cease vesting, but the Grantee may retain his or her then exercisable Options during the Grantee's employment or service with the Corporation and its Subsidiaries (but not later than the expiration of the Option term). When the Grantee subsequently ceases to be an Employee or Consultant, the foregoing provisions of this subsection (a) shall apply.

         (b) Upon a Non-Employee Director ceasing to be a Non-Employee Director of the Corporation for any reason (except as otherwise set forth in this Section 12(b)), such Grantee's Options shall cease vesting as of the date of termination and shall terminate 90 days after such termination of service. Unless the Board determines otherwise, upon the Grantee ceasing to be a Non-Employee Director as a result of retirement (at or after age 70 or after five consecutive terms as a Non-Employee Director), disability (as determined by the Board) or death, the Non-Employee Director's outstanding Options shall become fully exercisable, and the period during which such Grantee may exercise his or her outstanding Options shall not exceed: (i) one year from the date of death or disability, and (ii) two years from the date of retirement, provided, however, that in no event shall the period extend beyond the expiration of the Option term. Unless the Board determines otherwise, if a Non-Employee Director becomes an Employee or Consultant, the Non-Employee Director's outstanding Options shall continue to vest during his or her employment or service with the Corporation and its Subsidiaries and the change in status shall not be considered a termination of the Non-Employee Director's service with the Company. When the Grantee subsequently ceases to be an Employee or Consultant, the provisions of Section 12(a) shall govern. Unless the Board determines otherwise, and except as provided above, in no event shall any Option be exercisable for more than the maximum number of shares that the Grantee was entitled to purchase at the date of termination, retirement, disability or death, as the case may be.

         (c) Subject to the foregoing, in the event of death, Options may be exercised by a Grantee's legal representative.

Section 13. General Provisions
            ------------------

         (a) Each grant shall be evidenced by a written stock option or stock award agreement. ISOs and NQSOs may be granted to Employees simultaneously and subject to a single stock option agreement, provided, however, that in no event shall a NQSO be granted in tandem with an ISO such that the exercise of one affects the right to exercise the other. The terms and provisions of such stock option or stock award agreements (including the exercise price specified therein) may vary among Grantees and among different Options or Stock Awards granted to the same Grantee.

         (b) The grant of an Option or Stock Award in any year shall not give the Grantee any right to similar grants in future years or any right to continue such Grantee's employment or consultant relationship with the Corporation or its Subsidiaries. All Grantees shall remain subject to discharge to the same extent as if the Plan were not in effect.

         (c) No Grantee, and no beneficiary or other persons claiming under or through the Grantee shall have any right, title or interest by reason of any Option or Stock Award to any particular assets of the Corporation or its Subsidiaries, or any shares of Stock allocated or reserved for the purposes of the Plan or subject to any Option or Stock Award except as set forth herein. The Corporation shall not be required to establish any fund or make any other segregation of assets to assure the payment of any Option or Stock Award.

         (d) No Option, Stock Award or other right under the Plan shall be subject to anticipation, sale, assignment, pledge, encumbrance, or charge except by will or the laws of descent and distribution, and an Option shall be exercisable during the Grantee's lifetime only by the Grantee. Notwithstanding the foregoing, a Grantee may transfer a NQSO to his or her family members or to a trust for family members for estate planning purposes, provided the Grantee gives the Corporation advance written notice of the transfer and subject to the completion of any required forms.

         (e) Notwithstanding any other provision of this Plan or stock option or stock award agreements made pursuant thereto, the Corporation shall not be required to issue or deliver any certificate or certificates for shares of Stock under this Plan prior to fulfillment of all of the following conditions:

                  (1) The listing, or approval for listing upon notice of issuance, of such shares on any securities exchange on which the Stock may then be traded;

                  (2) Any registration or other qualification of such shares under any state or federal law or regulation, or other qualification which the Board shall, in its absolute discretion and upon the advice of counsel, deem necessary or advisable;

                  (3) The obtaining of any other consent, approval or permit from any state or federal governmental agency which the Board shall, in its absolute discretion and upon the advice of counsel, determine to be necessary or advisable; and

                  (4) The execution by the Grantee (or the Grantee's legal representative) of such written representation that the Board may in its sole discretion deem necessary or advisable to the effect that the shares then being purchased are being purchased for investment with no present intention of reselling or otherwise disposing of such shares in any manner which may result in a violation of the Securities Act of 1933, as amended, and the placement upon certificates for such shares of an appropriate legend in connection therewith.

         (f) The issuance of shares of Stock to Grantees or to their legal representatives shall be subject to any applicable taxes and other laws or regulations of the United States or of any state having jurisdiction thereof.

         (g) In the case of a grant of an Option or Stock Award to any Employee or Consultant of a Subsidiary, the Corporation may, if the Board so directs, issue or transfer the shares covered by the Option or Stock Award to the Subsidiary, for such lawful consideration as the Board may specify, upon the condition or understanding that the Subsidiary will transfer the shares to the Employee or Consultant in accordance with the terms of the Plan and the stock option agreement relating to such Option.

Section 14. Amendment or Termination
            ------------------------

         (a) The Board may, at any time, alter, amend, suspend, discontinue or terminate this Plan; provided, however, that no such action shall adversely affect the rights of Grantees to Options or Stock Awards previously granted hereunder and, provided further, however, that any shareholder approval necessary or desirable in order to comply with Section 422 or 162(m) of the Code (or other applicable law or regulation) shall be obtained in the manner required therein.

         (b) If Stock Awards are granted as "qualified performance-based compensation" under Section 10 above, the Plan must be reapproved by the shareholders no later than the first shareholders meeting that occurs in the fifth year following the year in which the shareholders previously approved the provisions of Section 10, if required by Section 162(m) of the Code or the regulations thereunder.

Section 15. Duration of Plan
            ----------------

         This Plan is effective upon its adoption by the Board on July 26, 2000, subject to the approval of the Corporation's stockholders at the next annual meeting following such adoption. This Plan shall terminate ten years from the date of Board approval, and no Option or Stock Award may be granted under the Plan thereafter, but such termination shall not affect any Options or Stock Awards theretofore granted.

Exhibit B
                       INTERMAGNETICS GENERAL CORPORATION
                       1999 EXECUTIVE STOCK PURCHASE PLAN

1.       PURPOSE

         The Board of Directors of Intermagnetics General Corporation (the "Company") has established Company stock ownership guidelines for Company executives (the "Guidelines") as a means of aligning the interests of Company executives and stockholders. The purpose of the Intermagnetics General Corporation 1999 Executive Stock Purchase Plan (the "Plan") is to facilitate investment by Company executives in shares of Company stock at levels at least sufficient to satisfy the Guidelines.

2.       DEFINITIONS

         (a) "Bank" means a third party source of financing, such as a bank, which has been approved by the Company and that has agreed to and does lend money to a Participant for the purposes of his or her purchase of Stock.

         (b) "Board" means the Board of Directors of the Company.

         (c) "Committee" means the Compensation Committee of the Board and "Plan Administrative Committee" means the Chief Executive Officer of the Company and an outside director or directors designated by the Committee to administer the Company's 1999 Executive Stock Purchase Plan.

         (d) "Company" means Intermagnetics General Corporation, a New York corporation.

         (e) "Fair Market Value" means the average closing price of the Stock, as reported on the American Stock Exchange, during the ten trading days preceding the relevant determination date.

         (f) "Guarantee" means the guarantee of payment of the principal and certain other amounts owing under the Stock Acquisition Loan, by the Company in favor of the Bank, as provided in the Guarantee executed by the Company in favor of the Bank.

         (g) "Guarantee Reimbursement" means the obligation of the Participant to reimburse the Company in the event the Company is required to make a "Guarantee Payment" to the Bank in respect of a Participant's Stock Acquisition Loan pursuant to Section 6(b) of the Plan.

         (h) "Guidelines" means the stock ownership guidelines established by the Board for executives of the Company, as the same may be amended from time to time.

         (i) "Participant" means an employee of the Company or any subsidiary of the Company who is subject to the Guidelines and is selected by the Committee to participate in the Plan pursuant to Section 3 hereof.

         (j) "Plan" means this 1999 Executive Stock Purchase Plan.

         (k) "Principal Obligation" means the outstanding principal amount of a Stock Acquisition Loan.

         (l) "Salary" means Participant's base salary as of the date he or she obtains a Stock Acquisition Loan.

         (m) "Stock" means the common stock of the Company, par value $.10 per share.

         (n) "Stock Acquisition Loan" means a loan made by the Company to a Participant or an individually secured loan negotiated with the Company's assistance with an approved Bank on behalf of a Participant, in either case as provided for in Section 5 hereof. If secured from a Bank, the Stock Acquisition Loan shall be obtained by the Participant on the basis of his or her individual credit worthiness and shall be guaranteed by the Company. The maximum term for a Stock Acquisition Loan shall be five (5) years, unless extended at maturity for a longer term in the sole discretion of the Committee.

3.       PARTICIPATION

         (a) The Committee or the Plan Administrative Committee shall designate those employees of the Company who shall be eligible to participate in the Plan.

         (b) The Committee shall designate the participation level for each Participant through the table set forth on Schedule A, as the same may be amended from time to time by the Committee. Under the Plan, each Participant is eligible for Stock Acquisition Loans to acquire Stock up to the participation level designated in Schedule A, and the Participant may be required to borrow a fixed minimum percentage of his or her base salary in order to be eligible for the benefits of this Plan. The Committee, or the Plan Administrative Committee, in its sole discretion may extend the provisions of this Plan to any employee at any time, including but not limited to newly hired and newly promoted employees.

4.       STOCK ACQUISITIONS

         (a) To facilitate the Participant's acquisition of Stock under the Guidelines, the Company will offer a Participant a one-time opportunity to access a Stock Acquisition Loan, as provided for in Section 5 hereof, the proceeds of which shall be used for such Stock acquisition.

         (b) If two or more Participants obtain Stock Acquisition Loans with the same maturity date, the Company will arrange for the purchase of Stock with the proceeds of such loans through a broker such that such Participants shall have the same cost basis in each share of Stock purchased with the Stock Acquisition Loan. Such Stock will be purchased for the benefit of such Participants and certificates representing the securities so purchased for a Participant will be registered in the name of such Participant.

         (b) Any purchases of Stock under the Plan shall be (x) made in compliance with the Company's "insider" trading policies, applicable securities laws and other laws and (y) reported, as applicable, pursuant to Section 16 of the Securities Act of 1933, as amended. The Company shall not make any guarantees or representations whatsoever as to the price or fair market value of any shares so purchased nor as to the future performance of the Company. Any amounts available under the Stock Acquisition Loan that are not invested in the purchase of Stock within 6 months of the Stock Acquisition Loan shall not be deemed loaned to Participant and shall not be subject or beneficiary of any Guarantee by the Company and will be repaid to the Bank or the Company, as the case may be. Amounts subject to a Stock Acquisition Loan may be required to be held by the Bank or the Company pending investment, in the discretion of the Plan Administrative Committee.

5.       STOCK ACQUISITION LOANS/COMPANY GUARANTEE

         (a) Obtaining a Stock Acquisition Loan. The Company (i) will use commercially reasonable efforts to facilitate a Participant's obtaining from a Bank a loan, or (ii) will make a loan directly to a Participant, in the aggregate original principal amount consistent with the Schedule A amount to provide funds to purchase Stock and for no other purpose. It is anticipated that the Participant will be required to make interest payments only during the first five years of the Stock Acquisition Loan term. If a Stock Acquisition Loan from a Bank is approved by the Participant and the Committee, the Company shall offer to guarantee such Stock Acquisition Loan provided that the amount of the Stock Acquisition Loan does not exceed the fair market value of the shares of Stock to be purchased, plus commissions, with the proceeds thereof, as determined at purchase, and in no event shall the Participant have outstanding Stock Acquisition Loans that are guaranteed by the Company under this Plan in excess of the Schedule A amount. The Committee shall not approve any Stock Acquisition Loan unless such Stock Acquisition Loan is payable by the Participant over a term not to exceed five (5) years and shall be fully recourse against the Participant and evidenced by a promissory note by the Participant to the Bank or the Company. The rate of interest on a Stock Acquisition Loan made by the Company shall be determined by the Committee and shall be based on the Company's cost of funds. It is anticipated that the Stock Acquisition Loans may be pre-paid at any time without penalty, subject to the terms of this Plan.

         (b) Stock Purchase Assistance Agreement/Promissory Note. The obligations of the Company and a Participant with respect to a Stock Acquisition Loan under this Plan shall be evidenced by a Stock Purchase Assistance Agreement or other writing signed by the Company and the Participant, and, in the case of a Stock Acquisition Loan by the Company, by a promissory note in the form approved by the Committee, together with such collateral documents as the Committee shall deem appropriate in the circumstances. The Promissory Note shall provide for acceleration in the event of default and may provide for such other penalties or security arrangements as the Committee shall approve. The Company shall not be a party, or in any way construed as a lender or party, under a Stock Acquisition Loan made by a Bank. The Participant shall be solely liable to the Bank for payment of all principal, interest and charges under such a Stock Acquisition Loan.

         (c) Company Guarantee/Collateral. Each Guarantee shall be made only for such Stock Acquisition Loans that are reviewed and approved by both the Participant and the Committee. Each Guarantee shall be in such form as is consistent with this Plan and approved by the Committee. In the event that the Company's collateral or other security arrangements in favor of the Bank respecting the Guarantee are terminated or released and Bank either desires (i) new or replacement collateral or other security arrangements or (ii) to declare a default under the Stock Acquisition Loan documents or be paid the Stock Acquisition Loan in full, the Company shall use its best commercially reasonable efforts to provide such new or replacement collateral or other security arrangements or to refinance the Stock Acquisition Loan (through another bank or directly by the Company), as the case may be.

         (d) Prohibited Transactions. During the term of the Stock Acquisition Loan and for so long as the Participant is employed by the Company, he or she agrees not to sell, transfer or assign any of the shares of Stock purchased under Stock Acquisition Loans made in connection with this Plan (and free of any pledge benefiting the Bank or the Company) except (a) for 33 1/3% of such shares or (b) as the Plan Administrative Committee may permit in its discretion, because of a financial hardship incurred by the Participant. Participant acknowledges that it is the Company's expectation that he or she will continue to hold sufficient shares of Stock to satisfy the Guidelines.

         (e) Collateral for Company Stock Acquisition Loan or Guarantee. At the time a Stock Acquisition Loan is made, or the Guarantee is given, by the Company, or at any subsequent time thereafter while a Stock Acquisition Loan is outstanding, the Company may require a pledge of the Stock purchased with the Stock Acquisition Loan, subject to any prior lien of the Bank; provided that, absent an applicable exception under Regulation U promulgated by the Board of Governors of the Federal Reserve System in respect of margin securities, the principal sum of a Stock Acquisition Loan (or the maximum amount subject to a Guarantee) secured by Stock of the Participant shall not exceed fifty percent of the value of the Stock so securing the Stock Acquisition Loan (or contingent Guarantee obligation). Such pledge shall be evidenced by a pledge agreement executed by the Participant in favor of the Company, in form satisfactory to Company's counsel. Stock Acquisition Loans made by the Company (and Guarantees of Stock Acquisition Loans made by a Bank) that are not subject to Regulation U by virtue of an exception thereto for certain shareholder approved arrangements or because the value of the collateral does not exceed 25% of the principal amount of the Stock Acquisition Loan or otherwise, may be secured to the extent permitted under Regulation U.

         (f) Participant's Repayment Obligation. Except as may be limited by
Section 6 below, repayment of a Principal Obligation under a Stock Acquisition Loan shall be required in full on the earlier of (i) the Participant's termination of employment with the Company, (ii) the fifth anniversary of the corresponding Stock Acquisition Loan (unless the maturity date is extended by the Committee) or (iii) subject to the limitation of Section 6(b), the sale or other disposition of the Stock, at the discretion of the Plan Administrative Committee, if at the time of and as a result of such sale or disposition the Participant's Stock ownership level falls below the participation level designated in the Guidelines. During the term of a Stock Acquisition Loan, the Participant shall advise the Plan Administrative Committee of any intention to sell Stock purchased with a Stock Acquisition Loan and the Plan Administrative Committee may limit the aggregate amount of such Stock that may be sold in any given period by any or all Participants and, to the extent that more than one Participant desires to sell Stock at the same time, the Plan Administrative Committee shall adopt rules for the ordering of permitted sales.

         (g) Withholding Taxes. While it is not anticipated that the withholding of taxes will be required in connection with the administration of the Plan, the Company may make such withholding and take such action as may be necessary or appropriate to satisfy tax withholding requirements for any federal, state or local laws or regulations in connection with the Guarantee and any payments provided for herein.

6.       SPECIAL CIRCUMSTANCES

          (a) Participant's Guarantee Reimbursement Obligation. In the event that the Participant defaults on his or her Stock Acquisition Loan or otherwise entitles Bank to make demand for payment to the Company under a Guarantee and the Bank does in fact make such demand and the Company does in fact make payment to the Bank therefor (in any partial or full amount, a "Guarantee Payment"), then the Participant hereby irrevocably agrees to make payment to the Company a money amount equal to the Guarantee Payment (the "Guarantee Reimbursement") no later than thirty (30) days after written demand by the Company therefor. The following additional terms shall apply in the event a Guarantee Reimbursement is required:

                  (1) The Guarantee Reimbursement may be made (i) by cash payment (or wire transfer) made by the Participant to the Company and to the extent payment by (i) is not timely made, (ii) by offset or credit to the Company against any amount or amounts (dollar for dollar) that it indisputably and duly owes to the Participant (or, at the Company's sole discretion, will owe in the future, but in no way obligating the Company to continue the Participant's employment, accrue such amounts or mitigate its damages), including those amounts related to or in connection with wages, compensation, expense reimbursement, Principal Payment Reimbursement and any other amounts howsoever derived.

                  (2) If the Guarantee Reimbursement is not timely paid or satisfied in full as described in the first sentence of this Section 6(a), then (i) such deficient amount shall accrue, and the Participant shall owe to the Company, interest per annum (360-day year) thereon at the prime rate (as reported in the Wall Street Journal with regard to large money center banks) plus four percent (4%) compounded quarterly until paid in full and (ii) such nonpayment shall entitle the Company, at its discretion, to terminate the employment (whether or not under any written employment contract) of the Participant for "cause".

                  (3) If not already done so, the Participant's obligations to make the Guarantee Reimbursement shall be secured by the pledge, subject to any prior or senior pledge in favor of the Bank relating to the Stock Acquisition Loan applicable to such Guarantee, of those shares of Stock acquired with the proceeds of the Stock Acquisition Loan. Such pledge shall be evidenced by a pledge agreement executed by the Participant in favor of the Company, in form satisfactory to Company's counsel. To the extent permissible under the Stock Acquisition Loan, shares of Stock so pledged shall, from time to time, be physically delivered to the Company, together with a stock power endorsed in blank by the Participant in favor of the Company and such other documentation as the Company, with advice of counsel, may request.

7.       TERMINATION AND AMENDMENT

         The Plan is entirely voluntary on the part of the Company and neither its existence nor its continuation shall be construed as creating any contractual right to or obligation for its continued existence, nor shall the existence of the Plan or participation therein be deemed to modify or otherwise affect a Participant's continued employment with the Company. The Company reserves the right at any time to modify or terminate the Plan by action approved in writing by the Board or its delegate, provided that such modification or termination shall not affect the rights and obligations of Participants and the Company under any then outstanding Stock Acquisition Loan.

8.       ADMINISTRATION OF THE PLAN

         The Committee shall delegate to the Plan Administrative Committee the power and authority to administer the Plan. The Plan Administrative Committee shall have full authority in its discretion to determine the participation level of each Participant. Except as otherwise provided herein and subject to the provisions of the Plan, the Plan Administrative Committee shall have full and conclusive authority to interpret the Plan; to determine the terms and provisions of any Repayment Obligation; and to make all other determinations necessary or advisable for the proper day to day administration of the Plan. The Plan Administrative Committee shall not have the power or authority to materially increase any benefits offered under the Plan; to materially increase the Company's financial commitments; or to prescribe, amend and rescind rules and regulations relating to the Plan. The Plan Administrative Committee's determinations under the Plan need not be uniform and may be made by it selectively among persons who are eligible to participate in the Plan. The Plan Administrative Committee's decisions shall be final and binding on all Participants.

9.       MISCELLANEOUS

         (a) The Plan shall become effective on November 9, 1999 or such other date as designated by the Board (the "Effective Date").

         (b) No benefit under the Plan shall in any manner be liable for or subject to the debts, contracts, liabilities, engagements, or torts of the Participant entitled to benefits under the Plan, and any attempt to anticipate, sell, transfer, assign, pledge, encumber, or charge the same shall be void.

         (c) The titles and headings of the Sections of the Plan are for convenience of reference only, and in the case of any conflicts, the text of the Plan, rather than the titles or headings, shall control.

         (d) The masculine pronoun, wherever used herein, shall include the feminine pronoun, and the singular shall include the plural, except where the context requires otherwise.

         (e) The provisions of the Plan shall be construed according to the laws of the State of New York, and the venue and jurisdiction of any suit with respect to the Plan shall lie solely in the state or federal courts located in Albany County, New York.

                       INTERMAGNETICS GENERAL CORPORATION
                       1999 STOCK PURCHASE ASSISTANCE PLAN
                                   SCHEDULE A
                              PARTICIPATION LEVELS


         The number of shares of Stock that initially may be acquired by a Participant under the Plan shall be determined as of the Effective Date, based on Participant's base salary and the fair market value of the stock as of such date, or at such later dates as the Committee shall determine for future Participants who are selected to participate in the Plan thereafter in accordance with Section 3 thereof. The number of shares of Stock that may be acquired by a Participant hereunder may be adjusted periodically based on the Participant's base salary, position, and the fair market of the Stock on each such date in the sole discretion of the Committee. The number of shares of Stock that may be acquired by a Participant under the Plan shall not exceed the Participant's base salary multiplied by the applicable multiplier, based upon Participant's position with the Company, set forth below, divided by the Fair Market Value of the Stock, provided that with respect to purchases of Stock arranged through a broker by the Company, the actual cost of the shares acquired shall be used in place of Fair Market Value:



Position                                              Multiple of Base Salary
--------                                              -----------------------
CEO and Other Executives who                                    1-2
directly report to CEO

Other Executives designated by the CEO                         .66-2

A   [X]     Please mark your
            choice like this [X] in blue
            or  black ink

1.   ELECTION OF THE                   FOR                WITHHOLD               NOMINEES: John M. Albertine
     FOLLOWING NOMI-               All nominees        for all nominees                    Glenn H. Epstein
     NEES AS DIRECTORS            listed at right      listed at right                     James S. Hyde
     (VOTING CUMULA-                                                                       Carl H. Rosner
     TIVELY AS SET                     [ ]                   [  ]
     FORTH IN THE
     SEPTEMBER 25, 2000
     PROXY STATEMENT)

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR ALL NOMINEES,
FOR THE APPROVAL OF THE 2000 STOCK OPTION PLAN AND FOR THE APPROVAL OF THE 1999 EXECUTIVE STOCK PURCHASE PLAN.


         WITHHOLD FOR THE FOLLOWING ONLY: (Write the name of the nominee(s) in the space below)

-------------------------------------------------------------------------------


     To cumulate votes for individual directors, fill in the name of the nominee(s) below and indicate such votes:

-------------------------------------------------------------------------


         (2) APPROVAL OF THE COMPANY'S 2000 STOCK OPTION PLAN

                         FOR        AGAINST        ABSTAIN
                         [ ]          [ ]            [ ]


         (3) APPROVAL OF THE COMPANY'S 1999 EXECUTIVE STOCK PURCHASE PLAN.

                         FOR        AGAINST        ABSTAIN
                         [ ]          [ ]            [ ]


                                         This Proxy will be voted FOR
                                         All of the Above Matters
                                         Unless Otherwise Indicated,
                                         and in the Discretion of the
                                         Proxies on All Other Matters
                                         Properly Brought Before the
                                         Meeting.

                                         I PLAN TO ATTEND THE MEETING  [ ]

                                       Date
---------------------------------------     --------------------
               SIGNATURE

                                       Date
---------------------------------------     --------------------
     SIGNATURE IF HELD JOINTLY

(Signature should be exactly as name or names appear on this proxy. If stock is held jointly, each holder should sign. If signing is by attorney, executor, administrator, trustee or guardian, please give full title)

                  THIS PROXY IS CONTINUED ON THE REVERSE SIDE,
                     PLEASE DATE, SIGN AND RETURN PROMPTLY.

                       INTERMAGNETICS GENERAL CORPORATION
          PROXY FOR ANNUAL MEETING OF SHAREHOLDERS - NOVEMBER 14, 2000

         The undersigned hereby appoints Glenn H. Epstein and Michael C. Zeigler or any one of them acting singly with full power of substitution, the proxy or proxies of the undersigned to attend the Annual Meeting of Shareholders of Intermagnetics General Corporation to be held on November 14, 2000, and any adjournments thereof, to vote all shares of stock that the undersigned would be entitled to vote if personally present in the manner indicated below and on the reverse side and on any other matters properly brought before the meeting or any adjournments thereof, all as set forth in the September 25, 2000 proxy statement.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                      OF INTERMAGNETICS GENERAL CORPORATION